                                                                     EXHIBIT 2.1


================================================================================




                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                              RAYOVAC CORPORATION,

                               ROV HOLDINGS, INC.

                                       AND

                               THE SHAREHOLDERS OF

                                 MICROLITE S.A.


================================================================================


                                FEBRUARY 21, 2004

================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE I. SALE AND PURCHASE OF THE SHARES........................................................................1
         Section 1.1       Transfer of the Shares.................................................................1
         Section 1.2       Purchase Price.........................................................................2
         Section 1.3       Earn Out...............................................................................2
         Section 1.4       Dispute Resolution.....................................................................3
         Section 1.5       Rayovac Guaranty.......................................................................4

ARTICLE II. CLOSING...............................................................................................5
         Section 2.1       Time and Place.........................................................................5
         Section 2.2       Delivery...............................................................................5
         Section 2.3       Payment of Purchase Price..............................................................5

ARTICLE III. REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDERS...........................................6
         Section 3.1       Organization and Qualification.........................................................6
         Section 3.2       Capitalization and Ownership of the Shares, Etc........................................6
         Section 3.3       Authorization..........................................................................7
         Section 3.4       No Consents Required...................................................................7
         Section 3.5       Absence of Violations or Conflicts.....................................................8
         Section 3.6       Financial Statements...................................................................8
         Section 3.7       Absence of Certain Changes or Events...................................................8
         Section 3.8       No Claims Against the Company..........................................................9
         Section 3.9       Absence of Undisclosed Liabilities.....................................................9
         Section 3.10      Legal Proceedings......................................................................9
         Section 3.11      Environmental Matters..................................................................9
         Section 3.12      Governmental Authorization and Compliance with Laws...................................11
         Section 3.13      Intellectual Property.................................................................12
         Section 3.14      Employee Plans........................................................................13
         Section 3.15      Tax Matters...........................................................................13
         Section 3.16      Title to Properties; Adequacy.........................................................14
         Section 3.17      Contracts.............................................................................14
         Section 3.18      Accounts Receivable...................................................................15
         Section 3.19      Insider Interests.....................................................................15
         Section 3.20      Insurance.............................................................................15
         Section 3.21      Corporate Records.....................................................................15
         Section 3.22      Brokers, Finders and Investment Bankers...............................................16
         Section 3.23      Accuracy of Disclosure Letter, Certificates and Documents.............................16
         Section 3.24      List of Top Twenty Customers..........................................................16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................16
         Section 4.1       Organization..........................................................................16
         Section 4.2       Authority.............................................................................16

         Section 4.3       No Consents Required..................................................................17
         Section 4.4       Absence of Violations or Conflicts....................................................17
         Section 4.5       Brokers, Finders and Investment Bankers...............................................17
         Section 4.6       Accuracy of Purchaser Disclosure Letter, Certificates and Documents...................17

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF GUARANTOR...........................................................17
         Section 5.1       Organization..........................................................................17
         Section 5.2       Authority.............................................................................18
         Section 5.3       No Consents Required..................................................................18
         Section 5.4       Absence of Violations or Conflicts....................................................18

ARTICLE VI. ADDITIONAL COVENANTS AND AGREEMENTS..................................................................18
         Section 6.1       Conduct of Business Pending the Closing...............................................18
         Section 6.2       Commercially Reasonable Efforts; Further Assurances; Cooperation......................21
         Section 6.3       Expenses..............................................................................21
         Section 6.4       No Solicitation of Transactions.......................................................22
         Section 6.5       Public Announcements..................................................................22
         Section 6.6       Noncompetition; Nondisclosure.........................................................22
         Section 6.7       Additional Financial Statements.......................................................25
         Section 6.8       No Transfers..........................................................................25
         Section 6.9       Release of Company....................................................................25
         Section 6.10      Access to Books and Records...........................................................25
         Section 6.11      Trademark and Tradename Release.......................................................25
         Section 6.12      Antitrust Authority Approval..........................................................25
         Section 6.13      Confidentiality.......................................................................26
         Section 6.14      Micropar..............................................................................26
         Section 6.15      Shareholder Agreements................................................................27
         Section 6.16      Investigation of Environmental Conditions at the Jaboatao Facility....................27
         Section 6.17      Customer Investigation................................................................27
         Section 6.18      Disclosure Letter.....................................................................27
         Section 6.19      Foreign Currency......................................................................27
         Section 6.20      Release of Comfort Letters............................................................27

ARTICLE VII. CONDITIONS PRECEDENT TO THE CLOSING.................................................................28
         Section 7.1       Conditions to Obligations of Purchaser................................................28
         Section 7.2       Conditions to Obligations of the Selling Shareholders.................................29

ARTICLE VIII. ITEMS TO BE DELIVERED AT CLOSING...................................................................30
         Section 8.1       To be Delivered by the Selling Shareholders...........................................30
         Section 8.2       To be Delivered by Purchaser to the Selling Shareholders..............................31
         Section 8.3       To be Delivered by Guarantor to the Selling Shareholders..............................32
         Section 8.4       To be Delivered by Purchaser to the Escrow Agent......................................32

ARTICLE IX. INDEMNIFICATION......................................................................................33

         Section 9.1       Indemnification by the Selling Shareholders...........................................33
         Section 9.2       Indemnification by Purchaser..........................................................33
         Section 9.3       Certificates..........................................................................33
         Section 9.4       Claims for Indemnification............................................................33
         Section 9.5       Defense of Claims by Third Parties....................................................34
         Section 9.6       Third Party Claim Assistance..........................................................35
         Section 9.7       Satisfaction of Certain Indemnification Obligations by the Selling
                           Shareholders; Escrow..................................................................35
         Section 9.8       Satisfaction of Indemnification Obligations by Purchaser..............................36
         Section 9.9       Arbitration...........................................................................36
         Section 9.10      Indemnification as Exclusive Remedy...................................................37
         Section 9.11      Certain Limitations...................................................................37
         Section 9.12      Indemnified Persons...................................................................38

ARTICLE X. TERMINATION AND ABANDONMENT...........................................................................38
         Section 10.1      Termination and Abandonment...........................................................38
         Section 10.2      Specific Performance; Remedies Cumulative.............................................39
         Section 10.3      Rights and Obligations upon Termination...............................................39
         Section 10.4      Effect of Termination.................................................................39

ARTICLE XI. GENERAL PROVISIONS...................................................................................39
         Section 11.1      Notices...............................................................................39
         Section 11.2      Table of Contents; Headings; Rules of Construction....................................41
         Section 11.3      Amendment.............................................................................42
         Section 11.4      Severability..........................................................................42
         Section 11.5      Waiver................................................................................42
         Section 11.6      No Third Party Beneficiaries; Assignment..............................................42
         Section 11.7      Time of the Essence; Computation of Time..............................................42
         Section 11.8      Currency..............................................................................42
         Section 11.9      Counterparts..........................................................................43
         Section 11.10     Governing Law.........................................................................43
         Section 11.11     No Strict Construction................................................................43
         Section 11.12     Entire Agreement......................................................................43

                                  DEFINED TERMS




2003 Audited Financial Statements................................................................................31
Acquisition Proposal.............................................................................................22
Affiliate.........................................................................................................5
Agreement.........................................................................................................1
Authorizations....................................................................................................7
Baratas...........................................................................................................1
Brazilian GAAP....................................................................................................8
Brazilian Laws...................................................................................................11
Business.........................................................................................................22
Business day.....................................................................................................41
CADE.............................................................................................................26
Clean-Up..........................................................................................................9
Closing...........................................................................................................5
Closing Date......................................................................................................5
Common Shares.....................................................................................................6
Company...........................................................................................................1
Company Contracts................................................................................................15
Company Financial Statements......................................................................................8
Company Intellectual Property Rights.............................................................................12
Company Licenses.................................................................................................11
Company Third Party Intellectual Property Rights.................................................................12
Confidential Information.........................................................................................24
control...........................................................................................................5
controlled........................................................................................................5
controlling.......................................................................................................5
Customer.........................................................................................................23
Determination Date...............................................................................................37
Disclosure Letter.................................................................................................6
Disclosure Notice................................................................................................27
Disputed Amounts..................................................................................................3
Earn Out..........................................................................................................2
Earn Out Period...................................................................................................2
EBITDA............................................................................................................2
Employee Benefit Plans...........................................................................................13
Environmental Claim..............................................................................................10
Environmental Law................................................................................................10
Environmental Permit.............................................................................................10
Escrow...........................................................................................................35
Escrow Agent.....................................................................................................35
Escrow Agreement.................................................................................................35
Governmental Entity...............................................................................................8
Guarantor Delivered Agreements...................................................................................18
Guaranty..........................................................................................................4
Hazardous Material...............................................................................................10

herein...........................................................................................................41
hereof...........................................................................................................41
hereto...........................................................................................................41
ICC..............................................................................................................36
Include..........................................................................................................41
including........................................................................................................41
Indemnified Party................................................................................................33
Indemnifying Party...............................................................................................34
Independent Accountants...........................................................................................4
Interelectrica....................................................................................................1
Jaboatao Acceptance Date.........................................................................................27
Jaboatao Facility Environmental Conditions.......................................................................27
Laws.............................................................................................................11
Leases...........................................................................................................14
Liabilities.......................................................................................................9
Liens.............................................................................................................1
Losses...........................................................................................................33
Major Customers..................................................................................................16
Micropar.........................................................................................................26
Noncompete Period................................................................................................23
Notice of Claim..................................................................................................34
Notice of Defense................................................................................................34
Option............................................................................................................1
Owned Real Property..............................................................................................14
Parties...........................................................................................................1
Party.............................................................................................................1
Person............................................................................................................9
Preferred Shares..................................................................................................6
Properties.......................................................................................................14
Purchaser.........................................................................................................1
Purchaser Delivered Agreements...................................................................................16
Purchaser Disclosure Letter......................................................................................17
Rayovac...........................................................................................................1
Receiving Party..................................................................................................26
Relative Ownership Percentages...................................................................................33
Release..........................................................................................................10
Remaining Shares..................................................................................................1
Remedial Action..................................................................................................10
SEC..............................................................................................................21
Second Transfer Date..............................................................................................1
Selling Shareholders..............................................................................................1
Shareholder Delivered Agreements..................................................................................7
Shares............................................................................................................1
Subsidiary........................................................................................................6
Tabriza...........................................................................................................1
Tabriza Initial Consideration.....................................................................................2

Tabriza Ownership Percentage......................................................................................2
Tabriza Shares....................................................................................................2
Tax Returns......................................................................................................13
Taxes............................................................................................................13
Territory........................................................................................................22
Third Party Claim................................................................................................34
Trade Secret.....................................................................................................23
US$..............................................................................................................42
VARTA.............................................................................................................1
VARTA Purchase Price..............................................................................................2
VARTA Selling Shareholders........................................................................................2
VARTA Shares......................................................................................................2

                                    EXHIBITS

A - Shareholders List
B - Definition of EBITDA
C - Earn Out Rules
D - Consumer Batteries Definition

                            SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made February 21, 2004, by and among Rayovac Corporation, a Wisconsin corporation ("Rayovac"), ROV Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Rayovac ("Purchaser"), and VARTA AG, a corporation formed under the laws of Germany ("VARTA"), Interelectrica Administracao e Participacoes Ltda., a company formed under the laws of Brazil and a wholly-owned subsidiary of VARTA ("Interelectrica"), and Tabriza Brasil Empreendimentos Ltda., a company formed under the laws of Brazil ("Tabriza "), all of which are shareholders of Microlite S.A., a company formed under the laws of Brazil (the "Company"), and are collectively referred to as the "Selling Shareholders." The foregoing parties to this Agreement are each a "Party" and collectively the "Parties."

                              BACKGROUND STATEMENT

         Each of the Selling Shareholders owns the number and classes of shares in the capital of the Company set forth next to its name on Exhibit A hereto (all of the shares reflected on Exhibit A collectively, the "Shares"). Tabriza owns a purchase option over the Shares owned by the Baratas (the "Option"). In order to acquire the Company, Purchaser wishes to purchase, and the Selling Shareholders wish to sell, all of the Shares owned by them, each upon the terms and conditions set forth in this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

                                   ARTICLE I.
                         SALE AND PURCHASE OF THE SHARES

         SECTION 1.1 TRANSFER OF THE SHARES. On the terms and subject to the conditions set forth herein, the Selling Shareholders shall sell, assign, transfer and deliver to Purchaser and Purchaser shall purchase and accept at the Closing the Shares (other than an amount of Preferred Shares held by the Samuel and Estrella Barata, individuals residing in Brazil (the "Baratas") equal to 9.9% of the Shares (the "Remaining Shares")) free and clear of all liens, claims, options, rights of first refusal, proxies, charges, pledges, security interests, mortgages, adverse claims and other encumbrances and similar rights and other transfer restrictions of any nature whatsoever, including any arising from any pending or threatened litigation (collectively, "Liens"). Upon the date of determination (pursuant to Section 1.3 and 1.4 hereof) of the amount of the Earn Out payment under Section 1.3(a)(ii), if any (the "Second Transfer Date""), for no additional consideration, Tabriza shall cause the Remaining Shares to be sold, assigned, transferred and delivered to Purchaser and Purchaser shall purchase and accept the Remaining Shares, free and clear of all Liens; provided, however, that notwithstanding any other provision of this Agreement, the payment of any Earn Out pursuant to Section 1.3(a)(ii) shall be conditioned on the transfer of the Remaining Shares to Purchaser, free and clear of all Liens.

         SECTION 1.2 PURCHASE PRICE.

                  (a) The purchase price for the Shares (collectively, the "VARTA Shares") owned by VARTA and Interelectrica (collectively, the "VARTA Selling Shareholders") shall be US$ 16,900,000 (the "VARTA Purchase Price"), US$15,600,000 of which shall be allocated to VARTA and US$1,300,000 of which shall be allocated to Interelectrica.

                  (b) The purchase price for the Shares (collectively, the "Tabriza Shares") owned by Tabriza and the Baratas at the Closing shall be (i) US$3,900,000 (the "Tabriza Initial Consideration") and (ii) the Earn Out, all of which shall be paid to Tabriza.

         SECTION 1.3 EARN OUT.

                  (a) CALCULATION OF EARN OUT. Tabriza may be entitled to receive possible additional consideration (the "Earn Out") based on the performance of the Company during 2004 and the first half of 2005 (the "Earn Out Period"), in amounts determined as follows:

                           (i) Tabriza shall be entitled to a payment in Brazilian currency equal to (A) seven (7), multiplied by (B) the Company's EBITDA for the year ended December 31, 2004, if any, less US$7,000,000, multiplied by (C) the Tabriza Ownership Percentage; provided, however, that no Earn Out shall be owed under this Section 1.3(a)(i) if the Company's EBITDA for the year ended December 31, 2004 is a negative number.

                           (ii) Tabriza shall be entitled to a payment in Brazilian currency equal to (A) seven (7), multiplied by (B) the amount by which the Company's EBITDA for the first six months of 2005, if any, exceeds the Company's EBITDA for the first six months of 2004, multiplied by (C) the Tabriza Ownership Percentage; provided, however, that no Earn Out shall be owed under this Section 1.3(a)(ii) if the Company's EBITDA for the first six months of 2005 is a negative number.

                           (iii) Notwithstanding the foregoing, if the amount calculated under Section 1.3(a)(ii) is negative, then Tabriza shall pay Purchaser an amount equal to the lesser of (A) the absolute value of such negative amount and (B) the amount paid to the Selling Shareholders under Section 1.3(a)(i).

                           (iv) The Company's "EBITDA" shall have the meaning attributed to it in Exhibit B hereto.

                           (v) Notwithstanding the other provisions related to the payments of the Earn Out, the first US$2,000,000 of Earn Out payments that would be payable to Tabriza pursuant to this Section 1.3 or Section 1.4 shall be paid to the Escrow Agent pursuant to Section 9.7.

                           (vi) The Tabriza Ownership Percentage means a fraction the numerator of which is the number of Tabriza Shares and the denominator of which is the total number of Shares (the "Tabriza Ownership Percentage").

                  (b) CERTAIN RULES. In calculating the Earn Out, the rules set forth on Exhibit C hereto shall apply during the Earn Out Period:

                  (c) PAYMENT OF EARN OUT. Within thirty (30) days of the completion of the unaudited financial statements of the Company and the Subsidiaries for the year ended December 31, 2004 and for the six-month period ended June 30, 2005, but in no case later than forty-five (45) days after such dates, Purchaser shall deliver to Tabriza a notice setting forth Purchaser's calculation of the Earn Out for such completed period, if any. Purchaser shall concurrently pay the amount of the Earn Out for such completed period as so determined to Tabriza. If within thirty (30) days following delivery by Purchaser of such notice, Tabriza has not given Purchaser a notice of objection to Purchaser's calculation of the Earn Out for such completed period (such notice must contain a statement of the basis of the objection, providing with reasonable specificity the reasons for the objection and identifying the amounts in dispute), then Purchaser's calculation of the Earn Out for such completed period will be final, binding and conclusive on the Parties. If Tabriza gives a notice of objection within the thirty (30) day period, then such dispute shall be resolved pursuant to the provisions of Section 1.4.

                  (d) NO TRANSFER OF EARN OUT. Tabriza's right to receive the Earn Out, if any, is personal to Tabriza and shall not be sold, transferred, assigned or pledged or encumbered or have Liens created upon it; provided, however, that Tabriza may transfer such right, in whole or in part, to an Affiliate.

                  (e) FORFEITURE OF INCENTIVE PAYMENTS. Notwithstanding anything herein to the contrary, in addition to any other available remedies, if Tabriza materially breaches or violates any of the covenants set forth in
Section 6.6 and does not remedy such breach within thirty (30) days after written notice thereof from Purchaser, then at Purchaser's option it may terminate all of Tabriza's future rights under this Agreement to the Earn Out.

                  (f) INFORMATION RIGHTS. During the Earn Out Period, Purchaser shall provide Tabriza with reasonably requested information and reasonable visitation rights in connection with the Company and its business and at or prior to the Closing, Purchaser and Tabriza will enter into a written agreement with respect thereto.

                  (g) DEDUCTION OF ADVANCE. Because Tabriza has received an advance against the Earn Out in the amount of US$7,000,000 pursuant to Section 2.3, only that portion of the Earn Out otherwise earned pursuant to Section 1.3 or Section 1.4 that is in excess of US$7,000,000 shall be paid to Tabriza.

         SECTION 1.4 DISPUTE RESOLUTION. If Tabriza gives the notice of objection described in Section 1.3(c), then the Parties will attempt to resolve any disagreements; provided, however, that if such objection is in relation to only a portion of the Earn Out calculation, Purchaser shall promptly pay the undisputed amount, and the negotiations and dispute resolution process, if any, shall be limited to the disputed amount. If any such disagreements are not resolved by the Parties within thirty (30) days following the receipt by Purchaser of Tabriza's objection, then either Purchaser or Tabriza may submit the issues in dispute (the "Disputed Amounts") to the Sao Paulo office of PricewaterhouseCoopers for determination (or if said firm shall be unwilling to act thereunder, such other independent public accountants of nationally recognized standing reasonably satisfactory to Purchaser and Tabriza, with the selection of such accountants to be made by Purchaser and Tabriza in a timely manner) (the "Independent Accountants"), and instruct the Independent Accountants to promptly review this Agreement, Purchaser's calculation of the Earn Out and any other documents necessary to make such determination. In making such determination, the Independent Accountants shall act as experts and not arbitrators and shall consider only the Disputed Amounts, solely in accordance with the terms of this Agreement. The Independent Accountants shall deliver to Purchaser and Tabriza, as promptly as practicable and in any event no later than ninety (90) days after their engagement, a report setting forth such determination. Such report shall be final and binding upon Purchaser and Tabriza. The Independent Accountants' fees and expenses shall be paid as follows: Purchaser shall pay that percentage of such fees and expenses that equals the percentage of the Disputed Amounts that is awarded to Tabriza by the Independent Accountants, and Tabriza shall pay the balance of such fees and expenses. If a final determination thereunder results in an additional amount payable to Tabriza, such amount shall be paid by the Purchaser to Tabriza in the manner described above within three (3) business days of the final determination, together with interest at the rate for federal securities of the Sistema Especial de Liquidacao e Custodia - SELIC from the date on which such amount should have been paid to the date of payment.

         SECTION 1.5 RAYOVAC GUARANTY.

                  (a) Rayovac hereby unconditionally and irrevocably guarantees jointly and severally with Purchaser the punctual payment when due, of all payment obligations of Purchaser now or hereafter existing under this Agreement, whether for principal, fees, expenses, interest, and performance of all of Purchaser's obligations under this Agreement (the "Guaranty").

                  (b) Rayovac hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the guaranteed obligations and this guaranty and any requirement that the Selling Shareholders protest, secure, perfect or ensure any Lien or any property subject thereto or exhaust any right or take any action against Purchaser or any other Person or any collector.

                  (c) An action or actions may be brought and prosecuted against Rayovac to enforce the Guaranty, irrespective of whether any action is brought against Purchaser or whether Purchaser is joined in any such action or actions. The liability of Rayovac under the Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Rayovac hereby irrevocably waives any surety defenses it may now or hereafter have, including such surety defenses related to the following: (i) any lack of validity or enforceability of this Agreement, of any Purchaser Delivered Agreements or any Guarantor Delivered Agreements; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the guaranteed obligations or any amendment or waiver of or any consent to departure from this Agreement or any Purchaser Delivered Documents; (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all of or any of the guaranteed obligations; or (iv) any change, restructuring or termination of the corporate structure or existence of the Purchaser, but in each case specifically excluding any defenses available to Purchaser.

                  (d) The Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the guaranteed obligations is rescinded or must otherwise be returned by the Selling Shareholders upon the insolvency, bankruptcy or reorganization of Purchaser or otherwise, all as though such payment has not been made.

                  (e) Rayovac also commits to cause the Company to remain its Affiliate until the payment of the Earn Out or a determination pursuant to
Section 1.3 or 1.4 that no further Earn Out is owed. For purposes of this Agreement, the term "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

                                  ARTICLE II.
                                     CLOSING

         SECTION 2.1 TIME AND PLACE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place (a) at the offices of Barbosa, Mussnich & Aragao, Rio de Janeiro, Brazil at 10:00 a.m., local time on April 29, 2004 or, if later, the third (3rd) business day after the conditions set forth in Article VII are satisfied or waived by the Party or Parties entitled to waive them, or (b) at such other place and time as Purchaser and the Selling Shareholders may agree (the "Closing Date").

         SECTION 2.2 DELIVERY. To effect the transfer of the Shares (other than the Remaining Shares) referred to in Section 1.1, at the Closing (a) each of the Selling Shareholders and Purchaser shall execute the corresponding share transfer instruments (Termos de Transferencia de Acoes) in the Company's registered share transfer register book (Livro de Registro de Transferencia de Acoes) and cause the ownership of the Shares (other than the Remaining Shares) by Purchaser to be entered in the Company's registered share register book (Livro de Registro de Acoes), and (b) the Parties shall execute and deliver the agreements and other documents referred to in Article VIII. To effect the transfer of the Remaining Shares on the Second Transfer Date, (a) Tabriza shall, or shall cause the Baratas to, execute the corresponding share transfer instruments (Termos de Transferencia de Acoes) in the Company's registered share transfer register book (Livro de Registro de Transferencia de Acoes) to Tabriza and immediately thereafter cause the ownership of the Remaining Shares to be registered under the name of Purchaser in the Company's registered share register book (Livro de Registro de Acoes)

         SECTION 2.3 PAYMENT OF PURCHASE PRICE. At the Closing, Purchaser shall wire transfer (a) US$13,900,000 to the VARTA Selling Shareholders, (b) the Tabriza Initial Consideration plus a US$7,000,000 advance against future Earn Out payments (pursuant to Section 1.3 and 1.4) to Tabriza and (c) US$3,000,000 (together with any amounts paid to the Escrow Agent pursuant to Section 1.3(a)(v), the "Escrow Fund") to the Escrow Agent pursuant to Section 9.7. Unless otherwise directed by the VARTA Selling Shareholders, payments to the VARTA Selling Shareholders shall be divided among the VARTA Selling Shareholders in accordance with

Section 1.2(a). The Escrow Fund to be provided by the VARTA Selling Shareholders shall be taken solely from the payment allocated to VARTA pursuant to Section 1.2(a).

                                  ARTICLE III.
           REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDERS

         Each Selling Shareholder represents and warrants to Purchaser separately and not jointly as follows, except as set forth in the letter delivered by the Selling Shareholders to Purchaser on the date hereof, which contains certain exceptions to the representations and warranties of the Selling Shareholders in this Agreement (the "Disclosure Letter"):

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company is a sociedade anonima organized under the laws of Federative Republic of Brazil and has the power and authority to own all of its properties and assets that are material to carry on its business as it is now being conducted. The copies of the Company's bylaws, as amended to date, which have been delivered to Purchaser, are complete and correct, and such bylaws, as so amended, are in full force and effect. As used in this Agreement, the term "Subsidiary" means, with respect to the Company, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by the Company. The Subsidiaries are listed on Section 3.1 of the Disclosure Letter. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has the power and authority to own all of its properties and assets that are material to carry on its business as it is now being conducted. The Company and each of the Subsidiaries is duly qualified and is in good standing in all jurisdictions in which it is required to be qualified.

         SECTION 3.2 CAPITALIZATION AND OWNERSHIP OF THE SHARES, ETC.

                  (a) THE COMPANY. The subscribed capital of the Company is Brazilian reais 32,918,554, represented by 732,508,192 Common Shares (the "Common Shares") and 1,367,408,361 Preferred Shares (the "Preferred Shares"). All of the issued and outstanding Common Shares and Preferred Shares are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. The Shares represent all of the issued and outstanding capital stock of the Company, and no shares in the capital of the Company are held by the Company as treasury shares. Except for the Option, there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, register with any securities commission or other authority, deliver or sell or cause to be issued, transferred, so registered, delivered or sold, additional shares in the capital of the Company or other securities of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 3.2(a) of the Disclosure Letter, there are no shareholders' agreements or similar agreements with respect to the Shares.

                  (b) SUBSIDIARIES. All of the issued and outstanding shares in the capital of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. There are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating any Subsidiary to issue, transfer, register with any securities commission or other authority, deliver or sell or cause to be issued, transferred, so registered, delivered or sold, additional shares in the capital of any Subsidiary or other securities of any Subsidiary or obligating any Subsidiary to grant, extend or enter into any such agreement or commitment. Except as disclosed in Section 3.2(b) of the Disclosure Letter, the Company owns all right, title and interest in and to all of the outstanding shares in the capital of each of the Subsidiaries, free and clear of all Liens. There are no shareholders' agreements with respect to the shares in the capital of any of the Subsidiaries. The Company has the right to elect all of the directors of each Subsidiary and the power to control the business and affairs of each Subsidiary.

                  (c) OWNERSHIP OF SHARES. Each Selling Shareholder owns all right, title and interest in and to the Shares set forth next to such Selling Shareholder's name on Exhibit A, free and clear of all Liens. At the Closing, Tabriza shall own and transfer to Purchaser all right, title and interest in and to the Shares set forth next to the Baratas' name on Exhibit A other than the Remaining Shares. On the Second Transfer Date, Tabriza shall own and transfer (or cause the Baratas to transfer) to Purchaser all right, title and interest in and to the Remaining Shares. Upon consummation of the transactions contemplated by this Agreement, Purchaser shall own all of the capital stock of the Company, free and clear of all Liens. All issuances, transfers and repurchases of shares of the Company and the Subsidiaries have been made in accordance with applicable Law.

         SECTION 3.3 AUTHORIZATION. With respect to this Agreement and any other agreements, instruments and documents executed and delivered by the Selling Shareholders pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Shareholder Delivered Agreements"): (a) each Selling Shareholder has the right, power and authority to enter into the Shareholder Delivered Agreements executed and delivered by it and to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, them; (b) the execution and delivery by each Selling Shareholder of the Shareholder Delivered Agreements and the consummation by each Selling Shareholder of the transactions contemplated on its part thereby have been duly authorized by the Board of Directors or other applicable governing body of such Selling Shareholder; (c) no other action on the part of any Selling Shareholder is necessary to authorize the execution and delivery of the Shareholder Delivered Agreements by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated thereby; and (d) the Shareholder Delivered Agreements will, when executed and delivered by the Selling Shareholders, constitute each Selling Shareholder's valid and binding obligations enforceable against such Selling Shareholder in accordance with their terms, except (i) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including statutory or other Laws regarding fraudulent transfers), and (ii) as to the availability of specific performance or other equitable remedies.

         SECTION 3.4 NO CONSENTS REQUIRED. Except for CADE approval and as disclosed in Section 3.4 of the Disclosure Letter, no consent, authorization, clearance, order or approval, or filing or registration (collectively, "Authorizations") of or with any executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public Person (collectively, a "Governmental Entity") or any other Authorization of or with any other third party, is required in connection with the execution and delivery of the Shareholder Delivered Agreements and the consummation by each Selling Shareholder of the transactions contemplated by, or other compliance with or performance under, the Shareholder Delivered Agreements.

         SECTION 3.5 ABSENCE OF VIOLATIONS OR CONFLICTS. The execution and delivery of the Shareholder Delivered Agreements and the consummation by each Selling Shareholder of the transactions contemplated by, or other compliance with or performance under, them do not and will not with the passing of time or giving of notice or both: (a) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of the Company or the Subsidiaries under (i) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions), (ii) any judgment, decree or order of any Governmental Entity, (iii) any applicable Brazilian Laws or (iv) the bylaws or other governing documents of the Company or any of the Subsidiaries; or (b) create, or cause the acceleration of the maturity of, any debt, obligation or liability of the Company or the Subsidiaries.

         SECTION 3.6 FINANCIAL STATEMENTS. The Selling Shareholders have previously provided to Purchaser true and complete copies of the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 2001 and December 31, 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, including the notes thereto, together with the unqualified audit report thereon of the Company's independent certified public accountants, and a true and complete copy of the unaudited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2003 and the related consolidated statement of operations, shareholders' equity and cash flow for the year then ended, including the notes thereto (together with any other financial statements required to be delivered pursuant to Section 6.7, collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and the Subsidiaries and present fairly the financial position and results of operations of the Company and the Subsidiaries as of the dates and for the periods indicated in conformity with Brazilian generally accepted accounting principles ("Brazilian GAAP") applied on a consistent basis throughout the periods covered by such statements, except as otherwise stated in the Company Financial Statements, and, except as disclosed in Section 3.6 of the Disclosure Letter, include all adjustments (consisting only of normal recurring accruals) that are necessary for the fair presentation of the financial position of the Company and the Subsidiaries and the results of operations and cash flows, except as otherwise stated in the Company Financial Statements.

         SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.7 of the Disclosure Letter, since December 31, 2003, there has not been: (a) any material adverse change in the assets, liabilities, business, financial condition or results of operations of the Company and the Subsidiaries; (b) any material damage, destruction, loss or casualty to property or assets of the Company or the Subsidiaries, whether or not covered by insurance; (c) any strike, work stoppage or slowdown or other labor trouble involving the Company or any of the Subsidiaries; (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital shares or property) with respect to the shares in the capital of the

Company; (e) any redemption or other acquisition by the Company or any of the Subsidiaries of any of the shares in the capital of the Company or any of the Subsidiaries; (f) any split, combination, reclassification or other similar change in the outstanding shares in the capital of the Company or any of the Subsidiaries; (g) any transaction entered into by the Company or any of the Subsidiaries other than in the ordinary course of business; or (h) any agreement by the Company to do any of the foregoing.

         SECTION 3.8 NO CLAIMS AGAINST THE COMPANY. The Selling Shareholders have no claims against the Company or any of the Subsidiaries, except as disclosed in Section 3.8 of the Disclosure Letter.

         SECTION 3.9 ABSENCE OF UNDISCLOSED LIABILITIES. For purposes of this Agreement, the term "Liabilities" shall include any of the Company's or any of the Subsidiaries' debts, liabilities or obligations of any kind whatsoever, whether accrued, absolute, contingent, changing, known, unknown, determinable, indeterminable, liquidated, unliquidated or otherwise and whether due or to become due in the future (collectively, "Liabilities"). Except as set forth in the Company Financial Statements or disclosed in any section of the Disclosure Letter or in the documents contained in the data room relating to the Company in Sao Paulo, Brazil in March 2002 or in the data room relating to the Company in Sao Paulo, Brazil in December 2003, each of the Company and the Subsidiaries (a) did not have, as of December 31, 2003, any Liabilities, and (b) has not incurred since December 31, 2003, any Liabilities (other than liabilities or obligations incurred in the ordinary and usual course of business after December 31, 2003, which in the aggregate are not material).

         SECTION 3.10 LEGAL PROCEEDINGS. Except as disclosed in Section 3.10 of the Disclosure Letter, (i) there is no claim, action, suit or proceeding pending or, to the knowledge of the Company or such Selling Shareholder, threatened against the Company or any of the Subsidiaries or any of its properties or assets (or any of its officers or directors in connection with the business of the Company or the Subsidiaries) or any of the Selling Shareholders before any arbitrator or Governmental Entity, nor has the Company or any of the Subsidiaries received notice of any investigation by any Governmental Entity or other individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity (collectively, a "Person") against the Company or any of the Subsidiaries which would have such effect; and (ii) neither the Company nor any of the Subsidiaries is a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other Person against the Company or any of the Subsidiaries that adversely affects the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any of the Subsidiaries.

         SECTION 3.11 ENVIRONMENTAL MATTERS.

                  (a)      When used in this Section 3.11:

                           (i) "Clean-Up" means all actions required under applicable Environmental Law to: (A) contain, clean-up, remove, treat or remediate Hazardous Materials so that they do not migrate or endanger human health or the environment; (B) perform post-remedial monitoring and care; or (C) respond to any request by any

         Governmental Entity for information or documents in any way relating to containment, clean-up, removal, treatment or remediation or potential containment, clean-up, removal, treatment or remediation of Hazardous Material.

                           (ii) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person against the Company or the Subsidiaries alleging potential liability (including potential liability for investigatory costs, Clean-Up costs, Remedial Action, governmental response costs, natural resources damages, property damages, personal injuries or penalties) under any Environmental Law arising out of, based on or resulting from (A) the presence, or Release, of any Hazardous Material on the real property now or previously owned or leased by the Company or the Subsidiaries, or (B) circumstances forming the basis of any violation, or alleged violation, by the Company or the Subsidiaries under any Environmental Law or Environmental Permit.

                           (iii) "Environmental Law" means all applicable Brazilian Laws relating to pollution or protection of the environment. Without limiting the generality of the foregoing, Environmental Law includes Brazilian Laws relating to Releases or threatened Releases of Hazardous Material or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Material and all Brazilian Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Material.

                           (iv) "Environmental Permit" means each permit, approval, identification number, license, certificate and other authorization which is required under any applicable Environmental Law.

                           (v) "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is classified or regulated as "hazardous" or "toxic" pursuant to Environmental Law, and includes friable asbestos-containing material, polychlorinated biphenyls and petroleum products.

                           (vi)     "Release" means any release, spill,
         emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata), or into or out of any property, including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or property.

                           (vii) "Remedial Action" means any action or proceeding to (A) cause the removal of any Hazardous Material, (B) correct or prevent an environmental problem resulting from the prior treatment, storage or disposal of Hazardous Material or to recover the cost of either by a Governmental Entity or other Person, or (C) cause the removal of any fill or implement any remediation, restoration or mitigation that may be required in connection with any dredging, filling or disturbance activities in any wetlands.

                  (b) Except as set forth in Section 3.11(b) of the Disclosure Letter: (i) the Company and the Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws (which compliance includes the possession of all Environmental Permits, and compliance with the terms and conditions thereof) and (ii) within the past five
(5) years, neither the Company nor the Subsidiaries has received any material written communication from any Governmental Entity or other Person alleging that the Company or the Subsidiaries is not in such compliance.

                  (c) Except as set forth in Section 3.11(c) of the Disclosure Letter or in compliance in all material respects with Environmental Laws, the Company and the Subsidiaries have not (i) except for immaterial events, used, treated, stored, disposed of, or caused a Release of any Hazardous Material on, under, at, from or in any way affecting any real property now or previously owned or leased by the Company or the Subsidiaries, or (ii) shipped any Hazardous Material generated on any real property owned or leased by the Company or the Subsidiaries to any other place for use, treatment, storage, treatment or disposal.

                  (d) Except as set forth in Section 3.11(d) of the Disclosure Letter, there is no Environmental Claim pending or, to the knowledge of the Company or such Selling Shareholder, threatened against the Company or the Subsidiaries or any of their assets or business.

                  (e) Except as set forth in Section 3.11(e) of the Disclosure Letter, to the knowledge of the Company or such Selling Shareholder, no other Person has placed, stored, deposited, discharged, buried, dumped or disposed or caused the Release of Hazardous Material or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any real property now or previously owned or leased by the Company or the Subsidiaries, the presence of which would give rise to an Environmental Claim or constitute a violation of an Environmental Law.

                  (f) Without in any way limiting the generality of the foregoing, except as set forth in Section 3.11(f) of the Disclosure Letter, to the knowledge of the Company or such Selling Shareholder, the real property now or previously owned or leased by the Company and the Subsidiaries does not contain any underground storage tanks, friable asbestos, polychlorinated biphenyls, underground injection wells, radioactive material, septic tanks or waste disposal areas or sites in which process wastewater or any Hazardous Material has been discharged or disposed of.

         SECTION 3.12 GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Each of the Company and the Subsidiaries has been and is in material compliance with all material laws, ordinances, regulations, policies, orders and rules (collectively, "Laws") of Brazil (collectively, "Brazilian Laws") of all Governmental Entities applicable to the Company and the Subsidiaries or their business, properties or assets. Each of the Company and the Subsidiaries holds all material licenses, permits, certificates, franchises, registrations, consents, Authorizations or other rights filed with, or granted, issued or entered by any Governmental Entity that are required for the conduct of its business as now being conducted (collectively, "Company Licenses") except to the extent that the lack of such Company Licenses would not materially affect the conduct of business of the Company and the Subsidiaries. All of the material Company Licenses are listed in Section 3.12 of the Disclosure Letter. All of the Company Licenses are valid and in full force and effect, and the terms of the Company Licenses are not subject to any restrictions or conditions that limit or would limit the operations of the business of the Company or the Subsidiaries as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. There are no proceedings pending or, to the knowledge of the Company or such Selling Shareholder, complaints or petitions by others, or threatened proceedings, before any Governmental Entity relating to the Company Licenses.

         SECTION 3.13 INTELLECTUAL PROPERTY.

                  (a) Each of the Company and the Subsidiaries owns, or is validly licensed or otherwise possesses legally enforceable and, except for limitations arising under licenses or similar contracts governing the Company's and the Subsidiaries' rights therein, unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks, domain names and copyrights, and all database rights, net lists, processes, formulae, methods, schematics, technology, know-how, computer software programs and applications and tangible or intangible proprietary information and material that are necessary to conduct its business, or necessary with respect to the production, marketing and sale of products currently under development by the Company or any of the Subsidiaries (collectively, the "Company Intellectual Property Rights"). Section 3.13 of the Disclosure Letter lists all of the material Company Intellectual Property Rights. Each of the Company and the Subsidiaries has taken all action reasonably necessary to protect the Company Intellectual Property Rights, including use of reasonable secrecy measures to protect any Trade Secrets included in the Company Intellectual Property Rights.

                  (b) Except as set forth in Section 3.13(b) of the Disclosure Letter, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any Person the right to terminate or modify, any material license, sublicense or other contract or agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses or other contracts or agreements as to which the Company is a party and pursuant to which the Company or any of the Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets ("Company Third Party Intellectual Property Rights").

                  (c) All patents, registered trademarks, service marks, domain names and copyrights contained within the Company Intellectual Property Rights are valid and subsisting. Neither the Company nor any of the Subsidiaries has, since January 1, 2000, been involved in any claim, action, suit or proceeding, or received in writing any claim or notice, which involves a claim of infringement or misappropriation of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any Person (nor is there any claim, action, suit or proceeding that arose prior to such date that remains outstanding and unresolved). To the knowledge of the Company or such Selling Shareholder, the manufacturing, marketing, or sale of the products of the Company and the Subsidiaries do not infringe upon, misappropriate or otherwise come into conflict with any patent, trademark, service mark, copyright, trade secret or other proprietary right of any Person. To the knowledge of the Company or such Selling Shareholder, no other Person has interfered with or infringed upon any

Company Intellectual Property Rights or other proprietary information of the Company or any Subsidiary.

                  (d) Except as disclosed in Section 3.13(d) of the Disclosure Letter, each employee, agent, consultant or contractor of the Company and the Subsidiaries who has materially contributed to or participated in the creation or development of any copyrightable, patentable or Trade Secret material on behalf of the Company or any of the Subsidiaries either: (i) is a party to a contract under which the Company or one of the Subsidiaries is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company or one of the Subsidiaries all right, title and interest in such material.

         SECTION 3.14 EMPLOYEE PLANS. Section 3.14 of the Disclosure Letter lists all plans or arrangements (including any retirement, health, life, shares, bonus, compensation, incentive or fringe benefit plans) whether formal or informal, (i) providing benefits for, or the welfare of, any or all of the current or former employees, agents or directors of the Company and the Subsidiaries (or the beneficiaries or dependents thereof), (ii) maintained by the Company or any of its Subsidiaries, or (iii) to which the Company or any of the Subsidiaries contributes or under which it has any liability (collectively, "Employee Benefit Plans"). Except as set forth in Section 3.14 of the Disclosure Letter, each Employee Benefit Plan fully complies and has fully complied with the requirements of all material Brazilian Laws and all documents evidencing the terms in intent of such Employee Benefit Plan both in form and in operation. With respect to each Employee Benefit Plan, all required payments, premiums, contributions, distributions, or reimbursements have been made or properly accrued under applicable Brazilian Laws and the terms of such Employee Benefit Plan. With respect to each Employee Benefit Plan, the Company has delivered or made available to Purchaser, to the extent applicable, correct and complete copies of the plan and trust documents and summary plan descriptions, all filings required under any applicable Brazilian Law with respect to such Employee Benefit Plan, and any correspondence between the Company or a Subsidiary and any Governmental Entity with respect to such Employee Benefit Plan. There is no liability to the Company or the Subsidiaries under any severance, change of control or similar agreements or arrangements.

         SECTION 3.15 TAX MATTERS. Except as disclosed in Section 3.15 of the Disclosure Letter, all taxes arising under any Brazilian or other applicable Law, including any income, profits, employment, sales, use, occupation, excise, real property, personal property and ad valorem tax or any license or franchise fee or similar tax or fee and all penalties and interest related thereto (collectively, "Taxes"), due and payable by the Company or the Subsidiaries have been paid or provided for in the Company Financial Statements and are not delinquent. All Taxes not yet due have been fully accrued on the books of the Company and the Subsidiaries and set forth in the Company Financial Statements in accordance with Brazilian GAAP and adequate reserves have been established therefor. Except as disclosed in Section 3.15 of the Disclosure Letter, there are no pending claims asserted for Taxes against the Company or the Subsidiaries or outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company or the Subsidiaries for any period. Each of the Company and the Subsidiaries has duly and timely filed all domestic and foreign Tax returns, reports and all other filings required to be filed with respect to Taxes (collectively, "Tax Returns"), taking into account any extensions for the filing thereof.

         SECTION 3.16 TITLE TO PROPERTIES; ADEQUACY.

                  (a) Section 3.16 of the Disclosure Letter lists all of the material real property owned by the Company or any of the Subsidiaries (the "Owned Real Property") and all of the material leases (the "Leases") for real property to which the Company or any of the Subsidiaries is a party. Each Lease is in full force and effect. The Company has provided to Purchaser true and complete copies of all of the Leases.

                  (b) The Company or one of the Subsidiaries has good and marketable title to or valid leasehold interests, in all properties and assets reflected in the Company Financial Statements (or acquired after the date of the Company Financial Statements by the Company or the Subsidiaries), or not reflected on the Company Financial Statements but used by the Company or the Subsidiaries, including the Owned Real Property (collectively, the "Properties"), free and clear of any title defects or Liens, except (i) Liens securing debt reflected as liabilities on the December 31, 2003 balance sheet included in the Company Financial Statements, (ii) Liens for current Taxes and assessments not in default, (iii) mechanics', carriers', workers', repair persons', statutory or common law Liens either not delinquent or being contested in good faith and (iv) Liens, covenants, rights-of-way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which do not have an adverse effect on the Company's or the Subsidiaries' use of the real property affected for the purposes currently used.

                  (c) No Person other than the Company or the Subsidiaries is currently entitled to possession of any of the properties of the Company or the Subsidiaries, whether owned or leased by the Company or the Subsidiaries. The buildings, structures and improvements owned or leased by the Company or the Subsidiaries conform in all material respects to all applicable Brazilian Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Except as set forth in Section 3.16 of the Disclosure Letter, (i) each of the Properties is structurally and mechanically sound and in good repair and operating condition, normal wear and tear excepted, and (ii) the Properties constitute all of the properties that the Company and the Subsidiaries need in connection with the operation of its business.

         SECTION 3.17 CONTRACTS. Section 3.17 of the Disclosure Letter sets forth an accurate and complete list of each written or oral agreement, contract, obligation, promise, or undertaking (including any and all amendments thereto) to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound which (a) relates to the borrowing of money or the guaranty of any obligation to borrow money; (b) involves revenues or expenditures in excess of US$100,000 per annum (excluding sale orders entered into in the ordinary course of business consistent with past practice, contracts terminable with ninety (90) days' notice or less without penalty, and such distribution, supplier and customer contracts as the Selling Shareholders shall deliver to Purchaser after the Jaboatao Acceptance Date, but at least ten (10) days prior to the Closing which contracts shall then constitute Company Contracts); (c) is a collective bargaining agreement; (d) obligates the Company or any of the Subsidiaries not to compete with any business or which otherwise restrains or prevents the Company or any of the Subsidiaries from carrying on any lawful business (excluding customary restrictive covenants contained in agreements identified pursuant to clause (b) above); (e) relates to employment, compensation, severance, consulting or indemnification between the Company or any of the Subsidiaries and any of their respective officers, directors, employees or consultants who are entitled to compensation thereunder;
(f) relates to a Company Third Party Intellectual Property Right; or (g) is otherwise material to the assets, business, operations or financial condition of the Company and the Subsidiaries taken as a whole (collectively, the "Company Contracts"). All of the Company Contracts are enforceable in all material respects by the Company or the Subsidiary which is a party thereto in accordance with their terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Brazilian Laws relating to creditors' rights generally, and is subject to general principles of equity. Except as set forth in Section 3.17 of the Disclosure Letter, neither the Company nor any of the Subsidiaries is in breach or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach or default under) any Company Contract nor, to the knowledge of the Company or such Selling Shareholder, is any other party to any of the Company Contracts in default thereunder (and to the knowledge of the Company or such Selling Shareholder, no event has occurred which with notice or the passage of time or both would constitute a breach or default thereunder). The Company has provided, or in the case of contracts delivered after the Jaboatao Acceptance Date will provide, to Purchaser the material terms of all of the Company Contracts.

         SECTION 3.18 ACCOUNTS RECEIVABLE. The Company's and the Subsidiaries' accounts receivable, including all accounts receivable that are "vendor" financing guaranteed by the Company and all advances on export contracts: (a) are valid and existing and collectable in the ordinary course of business (subject to the bad debt reserves shown in the Company Financial Statements);
(b) represent monies due for goods sold and delivered or services rendered in the ordinary course of business; and (c) are subject to no refunds or other adjustments (except discounts for prompt payment given in the ordinary course of business that are described Section 3.18 of the Disclosure Letter) or to any defenses, rights of set-off, assignments, restrictions, security interests, encumbrances or conditions enforceable by third parties on or affecting any of them. The bad debt reserves in the Company Financial Statements are adequate and calculated consistent with past practice.

         SECTION 3.19 INSIDER INTERESTS. Except as set forth in Section 3.19 of the Disclosure Letter, no Affiliate, officer, director, shareholder, member or manager of the Company or any of the Subsidiaries (a) has any agreement with the Company or any of the Subsidiaries or any interest in any property, real or personal, tangible or intangible, including trade names or trademarks used in or pertaining to its business, except for the normal rights as a shareholder or member or (b) has any claim or cause of action against the Company or any of the Subsidiaries, except for accrued compensation and benefits, expenses and similar obligations incurred in the ordinary course of business with respect to employees of the Company or any of the Subsidiaries.

         SECTION 3.20 INSURANCE. The Company and each of the Subsidiaries maintains the amount and scope of all insurance policies or contracts providing coverage as summarized on Section 3.20 of the Disclosure Letter.

         SECTION 3.21 CORPORATE RECORDS. The corporate record books (including the registered share transfer register book and registered share register book) of the Company and each of the

Subsidiaries are complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors (or members and managers, as applicable) of the Company and each of the Subsidiaries and all transactions involving shares or other equity units of the Company and each of the Subsidiaries (and contain all canceled certificates).

         SECTION 3.22 BROKERS, FINDERS AND INVESTMENT BANKERS. None of the Company, any of the Subsidiaries, any Selling Shareholder or any of their officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' or similar fees in connection with the transactions contemplated by this Agreement that would result in liability to the Company or the Subsidiaries.

         SECTION 3.23 ACCURACY OF DISCLOSURE LETTER, CERTIFICATES AND DOCUMENTS. To the knowledge of the Company and such Selling Shareholder, all information concerning the Company and the Subsidiaries contained in this Agreement, in any certificate furnished to Purchaser pursuant hereto and in the Disclosure Letter is both complete (in that, except as otherwise stated therein, it represents all the information called for and does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate in all material respects; and all documents furnished to Purchaser pursuant to this Agreement as being documents described in this Agreement or in the Disclosure Letter are true and correct copies of the documents which they purport to represent.

         SECTION 3.24 LIST OF TOP TWENTY CUSTOMERS. Section 3.24 of the Disclosure Letter sets forth (a) the name of each customer of the Company and the Subsidiaries which was among the twenty customers which generated the greatest amount of revenue during the year ended December 31, 2003 (the "Major Customers").

                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Selling Shareholders as follows:

         SECTION 4.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the Brazilian Laws and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be qualified and in which the failure to be so qualified would materially and adversely affect the financial condition, business or results of operations of Purchaser.

         SECTION 4.2 AUTHORITY. Purchaser has the corporate power and authority to execute and deliver this Agreement and any other agreements, instruments and documents executed and delivered by Purchaser pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Purchaser Delivered Agreements") and to consummate the transactions contemplated on the part of Purchaser thereby. The execution and delivery by Purchaser of the Purchaser Delivered Agreements and the consummation by Purchaser of the transactions contemplated on its part thereby have been duly authorized by its Board of Directors. No other corporate action on the part of Purchaser is necessary to authorize the execution and delivery of the Purchaser Delivered Agreements by Purchaser or the consummation by Purchaser of the transactions contemplated thereby. The Purchaser Delivered Agreements will, when executed and delivered by Purchaser, constitute Purchaser's valid and binding obligations enforceable against Purchaser in accordance with their terms, except (a) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including statutory or other Laws regarding fraudulent transfers), and (b) as to the availability of specific performance or other equitable remedies.

         SECTION 4.3 NO CONSENTS REQUIRED. Except as disclosed in Section 4.3 of the disclosure letter delivered by Purchaser to the Selling Shareholder on the date hereof (the "Purchaser Disclosure Letter"), no Authorization of or with any Governmental Entity is required in connection with the execution and delivery of the Purchaser Delivered Agreements by Purchaser or the consummation by Purchaser of the transactions contemplated by, or other compliance with or performance under, the Purchaser Delivered Agreements.

         SECTION 4.4 ABSENCE OF VIOLATIONS OR CONFLICTS. The execution and delivery of the Purchaser Delivered Agreements by Purchaser do not and the consummation by Purchaser of the transactions contemplated thereby does not and will not (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Purchaser or (b) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any injunction, judgment, decree or order of any Government Entity to which Purchaser is a party or by which Purchaser or its assets or properties is bound or any applicable Laws.

         SECTION 4.5 BROKERS, FINDERS AND INVESTMENT BANKERS. Neither Rayovac, Purchaser nor any of their officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' or similar fees in connection with the transactions contemplated by this Agreement.

         SECTION 4.6 ACCURACY OF PURCHASER DISCLOSURE LETTER, CERTIFICATES AND DOCUMENTS. All information concerning Purchaser contained in this Agreement, in any certificate furnished to the Selling Shareholders pursuant hereto and in the Purchaser Disclosure Letter is both complete (in that, except as otherwise stated therein, it represents all the information called for and does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate; and all documents furnished to the Selling Shareholders pursuant to this Agreement as being documents described in this Agreement or in the Purchaser Disclosure Letter are true and correct copies of the documents which they purport to represent.

                                   ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF GUARANTOR

         Guarantor represents and warrants to the Selling Shareholders as follows:

         SECTION 5.1 ORGANIZATION. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be qualified and in which the failure to be so qualified would materially and adversely affect the financial condition, business or results of operations of Guarantor.

         SECTION 5.2 AUTHORITY. Guarantor has the corporate power and authority to execute and deliver this Agreement and any other agreements, instruments and documents executed and delivered by Guarantor pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Guarantor Delivered Agreements") and to consummate the transactions contemplated on the part of Guarantor thereby. The execution and delivery by Guarantor of the Guarantor Delivered Agreements and the consummation by Guarantor of the transactions contemplated on its part thereby have been duly authorized by its Board of Directors. No other corporate action on the part of Guarantor is necessary to authorize the execution and delivery of the Guarantor Delivered Agreements by Guarantor or the consummation by Guarantor of the transactions contemplated thereby. The Guarantor Delivered Agreements will, when executed and delivered by Guarantor, constitute Guarantor's valid and binding obligations enforceable against Guarantor in accordance with their terms, except
(a) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including statutory or other Laws regarding fraudulent transfers), and (b) as to the availability of specific performance or other equitable remedies.

         SECTION 5.3 NO CONSENTS REQUIRED. No Authorization of or with any Governmental Entity is required in connection with the execution and delivery of the Guarantor Delivered Agreements by Guarantor or the consummation by Guarantor of the transactions contemplated by, or other compliance with or performance under, the Guarantor Delivered Agreements.

         SECTION 5.4 ABSENCE OF VIOLATIONS OR CONFLICTS. The execution and delivery of the Guarantor Delivered Agreements by Guarantor do not and the consummation by Guarantor of the transactions contemplated thereby does not and will not (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Guarantor or (b) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any injunction, judgment, decree or order of any Government Entity to which Guarantor is a party or by which Guarantor or its assets or properties is bound or any applicable Laws.

                                  ARTICLE VI.
                       ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 6.1 CONDUCT OF BUSINESS PENDING THE CLOSING. During the period from the date hereof to the Closing Date (except as required by Law or as contemplated by this Agreement):

                  (a) OPERATION OF THE COMPANY IN THE ORDINARY COURSE OF BUSINESS. The Selling Shareholders shall cause each of the Company and the Subsidiaries to operate its business in the ordinary and usual course in substantially the same manner as heretofore conducted and to preserve intact its business organization, to keep its properties adequately insured, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it. The Selling Shareholders shall cause each of the Company and the Subsidiaries to prepare and file all Tax Returns and amendments thereto required to be filed by it during the period from the date of this Agreement until the Closing, and shall allow Purchaser, at its request, to review all such Tax Returns prior to the filing thereof, which review shall not interfere with the timely filing thereof.

                  (b) FORBEARANCES BY THE COMPANY. Without limiting the generality of Section 6.1(a), without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, the Selling Shareholders shall not allow the Company or any of the Subsidiaries to:

                           (i) incur any Liability other than current Liabilities incurred in the ordinary and usual course of business, or fail to pay any Liability when due or take or fail to take any action, the taking of which, or the failure to take of which, would permit any Liability to be accelerated;

                           (ii) assume, guarantee, endorse or otherwise become responsible for the obligations of any other Person other than endorsements of negotiable instruments in the ordinary course of business, or make any loans or advances to any Person;

                           (iii) declare, set aside or pay any dividend in cash or property with respect to its capital shares or declare or make any distribution in cash or property on, redeem, or purchase or otherwise acquire any Shares, or split, combine or otherwise similarly change the outstanding Shares, or authorize the creation or issuance of or issue or sell any capital shares or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from it, any of its capital shares, or agree to take any such action;

                           (iv) mortgage, pledge or otherwise encumber any property or asset, except in the ordinary and usual course of business;

                           (v) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, except for sales of products in the ordinary and usual course of business and except as contemplated by this Agreement;

                           (vi) make any investments of a capital nature either by purchase of shares or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other Person except in the ordinary and usual course of business;

                           (vii) fail to perform its material obligations under material contracts (except those being contested in good faith) or enter into, assume or amend in any material respect any material contract or commitment other than contracts to purchase or sell goods or provide services entered into in the ordinary and usual course of business;

                           (viii) except for regularly scheduled increases in accordance, both as to timing and amount, with normal prior practice and with applicable Law, increase in any manner the compensation or fringe benefits of any of its officers or employees or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any such officers or employees, or commit itself to or enter into any employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, share purchase, savings, consulting, retirement, pension or other "fringe benefit" plan, award or arrangement with or for the benefit of any officer, employee or other Person;

                           (ix) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless it makes reasonable efforts to obtain simultaneously with such termination or cancellation replacement policies providing substantially the same coverage on commercially reasonable terms and, if so available, such policies are in full force and effect;

                           (x)      amend its Bylaws or other governing
         documents;

                           (xi) enter into any union, collective bargaining or similar agreement;

                           (xii) except for trade accounts payable disputed in good faith, fail to pay any trade accounts payable or other amount due to its suppliers and trade creditors as they become due in accordance with their terms;

                           (xiii) sell any inventory other than in the ordinary course of business;

                           (xiv) borrow any money against accounts receivable or otherwise factor any accounts receivable other than pursuant to contracts or agreements entered into by it prior to October 1, 2003;

                           (xv) fail to cause the amount of working capital of the Company on the Closing Date (as determined in accordance with Brazilian GAAP) to be at least as much as the amount of working capital of the Company on December 31, 2002;

                           (xvi) consolidate or merge with any corporation or other entity; or

                           (xvii) enter into an agreement to take any of the actions described in clauses (i) through (xvi).

In connection with the continued operation of the business of the Company and the Subsidiaries between the date of this Agreement and the Closing Date, the Selling Shareholders shall confer in good faith on a regular basis with one or more representatives of Purchaser designated in writing to receive reports on operational matters of materiality and the general status of ongoing operations. The Selling Shareholders acknowledge that Purchaser does not waive any rights it may have under this Agreement as a result of this covenant to engage in consultations.

                  (c) INVESTIGATION. After the date of this Agreement, the Selling Shareholders shall cause the Company and the Subsidiaries to permit Purchaser to make or cause to be made such investigation of the business and properties of the Company and the Subsidiaries and their financial and legal condition as Purchaser deems necessary or advisable to familiarize itself therewith, provided that such investigations shall not unreasonably interfere with normal operations of the Company or the Subsidiaries and that certain distribution, supplier and customer contracts shall not be investigated until delivered pursuant to Section 3.17. The Selling Shareholders shall cause the Company and the Subsidiaries to permit Purchaser and its authorized representatives to have full access to the premises, books and records of the Company and the Subsidiaries with reasonable prior notice and at reasonable hours, and to cause the Company to furnish Purchaser with such financial and operating data and other information with respect to the Company and the Subsidiaries as Purchaser may from time to time reasonably request. Except as set forth in Section 3.9, no investigation by Purchaser heretofore or hereafter made shall affect the representations and warranties of the Selling Shareholders, and each such representation and warranty shall survive any such investigation subject to Article IX.

         SECTION 6.2 COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions of this Agreement, the Parties hereto shall in good faith perform their obligations under this Agreement and shall each use their commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all Authorizations and satisfy all conditions to the obligations of the Parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each Party shall take such actions and execute and deliver such documents as may be reasonably requested by the other Parties hereto in order to consummate more effectively the transactions contemplated by this Agreement. Without limiting the foregoing, the Selling Shareholders shall cause the Company and the Subsidiaries and their accountants to cooperate with Purchaser in the preparation of and filing, in accordance with applicable Law, with the United States Securities and Exchange Commission (the "SEC") and other Governmental Entities of required reports of Purchaser with respect to such financial statements and historical pro forma financial information of the Company and the Subsidiaries as may be required pursuant to the requirements of the SEC for filing under Form 8-K.

         SECTION 6.3 EXPENSES. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses (including any brokerage commissions or any finder's or investment banker's fees and including attorneys' and accountants' fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, and each of the Selling Shareholders acknowledges and agrees that all fees and expenses of its advisors in connection with this Agreement and the transactions contemplated hereby, even if such fees and expenses relate to the Company or the Subsidiaries or corporate action, are the expenses of such Selling Shareholder, and not of the Company or the Subsidiaries.

         SECTION 6.4 NO SOLICITATION OF TRANSACTIONS. Prior to the termination and abandonment of this Agreement, none of the Selling Shareholders will, and each of the Selling Shareholders shall cause the Company and its and their Affiliates that they control, officers, directors and representatives not to:
(a) solicit, initiate or encourage submission of proposals or offers from any Person other than Purchaser relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation, share exchange or business combination with, or any recapitalization, restructuring or issuance or offering of debt or equity securities of, the Company or any of the Subsidiaries (an "Acquisition Proposal"); or (b) participate in any discussions or negotiations regarding, or furnish to any Person other than Purchaser and its representatives, any information with respect to, or otherwise cooperate in any way or assist, facilitate or encourage, any Acquisition Proposal by any Person other than Purchaser. The Selling Shareholders will immediately cease and cause to be terminated any existing activity, discussions or negotiations with any Person other than Purchaser and its representatives conducted prior to the execution and delivery of this Agreement with respect to any Acquisition Proposal. If, notwithstanding the foregoing, any of the Selling Shareholders or any of their Affiliates or representatives or the Company or any Subsidiary should receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, then the recipient shall promptly inform Purchaser.

         SECTION 6.5 PUBLIC ANNOUNCEMENTS. The timing and content of all public announcements regarding any aspect of this Agreement to the financial community, Governmental Entities, employees or the general public by any Party hereto shall be subject to the other Parties' prior approval; provided, however, that nothing herein shall prohibit the Parties from complying with any order or decree of any court of competent jurisdiction or Governmental Entity and to make any mandatory announcements and disclosure in accordance and to the extent determined by applicable Law.

         SECTION 6.6 NONCOMPETITION; NONDISCLOSURE.

                  (a) SCOPE AND REASONABLENESS OF RESTRICTIONS. Each of the Selling Shareholders acknowledges that the Company and the Subsidiaries are engaged in the business of designing, developing, manufacturing and selling Consumer Batteries (as defined in Exhibit D) (the "Business") and that the Company conducts this Business throughout Brazil (the "Territory") and that Purchaser would not purchase the Shares without the assurance that each of the Selling Shareholders will not engage in the activities prohibited by this
Section 6.6 for the periods set forth herein, and to induce Purchaser to consummate the purchase of the Shares, each of the Selling Shareholders agrees to restrict its actions and those of its Affiliates under its control throughout the Territory and otherwise as provided in this Section 6.6. Each of the Selling Shareholders acknowledges that such restrictions are reasonable in light of the business of Purchaser and the benefits of the transactions contemplated by this Agreement to the Selling Shareholders.

                  (b) USE OF NAMES. Each of the Selling Shareholders agrees that from and after the Closing neither such Selling Shareholder nor any of its Affiliates under its control will, either individually or jointly, manage, operate, join, control or participate in the ownership, management or control of any business under the name or style of the Company, or any name or style incorporating any such name or style or any name or style confusingly similar to such name or style.

                  (c) NONCOMPETITION. During the period commencing on the Closing Date and terminating on the third (3rd) anniversary thereof (the "Noncompete Period"), none of the Selling Shareholders nor any of their Affiliates under their control shall either engage directly in the Business within the Territory, or act as consultant, advisor, independent contractor, officer, manager, employee, principal, agent, trustee of any Person, or directly or indirectly own more than twenty percent (20%) of the outstanding capital stock of any corporation, or be a member or employee of any partnership or any owner or employee of any other business, any of which is engaged in the Business in the Territory.

                  (d) NO INTERFERENCE WITH CUSTOMERS. During the Noncompete Period, none of the Selling Shareholders nor any of their Affiliates under their control shall induce a Customer: (i) to patronize any Person engaged in the Business in the Territory (other than Purchaser or an Affiliate thereof); or
(ii) to withdraw, curtail or cancel such Customer's business with Purchaser or the Company or a Subsidiary. As used in this Section 6.6, "Customer" means any actual customer of Purchaser, the Company or the Subsidiaries, or any potential customer of Purchaser or the Company or a Subsidiary, served or actually solicited by the Company or a Subsidiary within the 12-month period prior to the Closing Date.

                  (e) NO INTERFERENCE WITH EMPLOYEES. Each Selling Shareholder agrees that, during the Noncompete Period, none of the Selling Shareholders nor any of their Affiliates under their control will directly or indirectly request or induce any employee to terminate his employment with Purchaser or its Affiliates and accept employment with another Person engaged in the Business in the Territory or hire during the Noncompete Period, any employee within twelve (12) months after termination of such Person's employment with Purchaser or any of its Affiliates.

                  (f)      TRADE SECRETS; CONFIDENTIAL INFORMATION.

                           (i) Each of the Selling Shareholders recognizes and acknowledges that each has had access to certain highly sensitive, special, unique information of the Company and the Subsidiaries that is confidential or proprietary. Each of the Selling Shareholders hereby covenants and agrees that each Selling Shareholder and its Affiliates under its control shall not (A) as to Trade Secrets, as long as they remain Trade Secrets, and (B) as to Confidential Information, during the Noncompete Period, use or disclose any Trade Secrets or Confidential Information, except for disclosures to authorized representatives of the Company or Purchaser; provided, however, that the foregoing restrictions shall not apply to items that have entered the public domain other than by an unauthorized disclosure by any Selling Shareholder or their Affiliates under their control, any items required to be disclosed by a Governmental Entity or under applicable Laws, or Confidential Information received subsequently from third parties and not subject to confidentiality restrictions.

                           (ii) For purposes of this Agreement, (A) "Trade Secret" means any information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a set of guidelines, a procedure, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers of the Company or the Subsidiaries, whether currently existing or hereafter developed or acquired by the Company or the Subsidiaries, that derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or otherwise constitutes a trade secret under applicable Law; and (B) "Confidential Information" is any data or information of the Company or any of the Subsidiaries other than Trade Secrets, whether currently existing or hereafter developed or acquired, which is competitively sensitive and not generally known to the public.

                           (iii) Each Selling Shareholder acknowledges that all Trade Secrets and Confidential Information are and shall remain the sole, exclusive and valuable property of the Company or a Subsidiary or Purchaser, and that each Selling Shareholder and its Affiliates under its control do not have and shall acquire no right, title or interest therein. Any and all printed, typed, written or other material that any Selling Shareholder or its Affiliates under its control may have or obtain with respect to Trade Secrets or Confidential Information (including all copyrights therein) shall be and remain the exclusive property of the Company or a Subsidiary or Purchaser, and any and all such material (including any copies) shall, upon request of Purchaser, be promptly delivered by such Selling Shareholder or its Affiliates under its control to the Company or Purchaser.

                  (g) REMEDIES. Each of the Selling Shareholders acknowledges that any violation of the provisions of this Section 6.6 may cause irreparable harm to Purchaser and that damages are not an adequate remedy. Each Selling Shareholder therefore agrees that the Company and Purchaser shall be entitled to an injunction by an appropriate court in the appropriate jurisdiction, enjoining, prohibiting and restraining any Selling Shareholder or its Affiliates under its control from the continuance of any such violation, in addition to any monetary damages that might occur by reason of the violation of this Section 6.6. The remedies provided in this Section 6.6 are cumulative and shall not exclude any other remedies to which any Party to this Agreement may be entitled under this Agreement or applicable Law, and the exercise of a remedy shall not be deemed an election excluding any other remedy other than punitive damages (any such claim by any other Party to this Agreement being hereby waived).

                  (h) MODIFICATION. The Parties agree that should any portion, provision or clause of this Section 6.6 be deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by Law, and each Selling Shareholder hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  (i) COVENANTS INDEPENDENT. The covenants and agreements set forth in this Section 6.6 shall be deemed and shall be construed as separate and independent covenants and agreements, and, should any portion of such covenants and agreements be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall in no way render invalid, void or unenforceable any other portion thereof or any separate covenant not declared invalid, void or unenforceable; and this Section 6.6 shall in that case be construed as if the void, invalid or unenforceable portions were omitted.

         SECTION 6.7 ADDITIONAL FINANCIAL STATEMENTS. As soon as reasonably practicable after the end of every month and prior to the Closing Date (but in no event later than the twentieth (20th) day of the following month) beginning with the month in which this Agreement is signed, the Selling Shareholders shall deliver or shall cause the Company to deliver to Purchaser an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the applicable scheduled end of such month, and a related combined or consolidated statement of operations for such month, which meet the standard for financial statements set forth in Section 3.6.

         SECTION 6.8 NO TRANSFERS. After the date of this Agreement, none of the Selling Shareholders shall sell, pledge, encumber or otherwise transfer any or all of their Shares or any interest therein.

         SECTION 6.9 RELEASE OF COMPANY. Effective as of the Closing Date, each of the Selling Shareholders does hereby unconditionally and irrevocably forever release and discharge the Company and the Subsidiaries from all obligations and liabilities to the Selling Shareholders, all agreements (including the Microlite S.A. Shareholders' Agreement dated December 23, 1996) and understandings involving the Selling Shareholders other than the Shareholder Delivered Agreements, and all claims and causes of action (whether at law or in equity) of the Selling Shareholders against the Company and the Subsidiaries arising prior to the Closing Date.

         SECTION 6.10 ACCESS TO BOOKS AND RECORDS. After the Closing Date, and until the later of the seventh (7th) anniversary of the Closing Date or the day on which the last pending tax assessment or administrative proceeding regarding periods prior to the Closing Date is terminated, each Party will permit the others to have access to the books and records relating to the Company's and the Subsidiaries' business in its possession and to make copies of them upon the following conditions: (a) the requesting Party providing notice to the other representing that it has a valid business reason for the request for access and
(b) the access being at such times and on such other reasonable conditions appropriate to avoid any material interference with the other Party's business operations.

         SECTION 6.11 TRADEMARK AND TRADENAME RELEASE. All Parties to this Agreement other than Rayovac and Purchaser hereby, effective as of the Closing Date, unconditionally and irrevocably forever waive and release all rights to use all "Rayovac" trade names and trademarks and disclaim any ownership thereof.

         SECTION 6.12 ANTITRUST AUTHORITY APPROVAL.

                  (a) Purchaser shall be responsible for timely submitting the transactions contemplated by this Agreement to the approval of the Conselho Administrativo de Defesa Economica - CADE, Secretaria de Direito Economico do Ministerio da Justica - SDE and Secretaria de Acompanhamento Economico do Ministerio da Fazenda - SEAE (jointly referred to as "CADE"). The Selling Shareholders shall cooperate with and provide assistance to Purchaser in obtaining the CADE approval.

                  (b) The Parties agree to consult and cooperate with and provide assistance to each other in obtaining the CADE approval and giving all necessary notices to and making all necessary filings with and applications and submissions to, or filing with CADE as soon as reasonably practicable after the date of this Agreement. Purchaser shall bear all risks and any and all costs, including but not limited to filing costs associated with obtaining CADE approval and performing any obligations and restrictions imposed by it. The Purchaser agrees to comply at its sole expense with all terms established by CADE as a condition to granting such approval. The Parties agree that securing CADE approval is not a condition to the Purchaser's obligation to effect the Closing.

         SECTION 6.13 CONFIDENTIALITY. In addition to the obligations of the Selling shareholders under Section 6.6(f), until the third (3rd) anniversary of the date hereof, each of Rayovac and Purchaser, on the one hand, and the Selling Shareholders on the other, shall and shall cause its Affiliates under its control and its and their representatives and advisors to keep secret and confidential and to not use or disclose (except for the specific purpose of evaluating the transactions contemplated by this Agreement) all non-public information regarding the Company and the other Parties (except that, if the Closing occurs, such restrictions shall not apply to Rayovac's or Purchaser's use or disclosure of information regarding the Company or the Subsidiaries) that is acquired by or disclosed to it or its Affiliates in connection with the evaluation or negotiation of the transactions contemplated by this Agreement. These restrictions shall not apply to any information that (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which the Party receiving such information (the "Receiving Party") and its representatives and advisors are bound); (b) is disclosed to the Receiving Party by a third party not subject to any duty of confidentiality with respect to such information; (c) the Receiving Party demonstrates is developed independently by it without the use of the any such non-public information; or (d) is required by applicable Law to be disclosed, but then only (i) to the extent disclosure is required and (ii) after giving the Party disclosing such information notice of such obligation so that it may seek a protective order or other similar or appropriate relief. If this Agreement is terminated prior to the Closing, each Receiving Party and their Affiliates under their control and their representatives and advisors will promptly return to the other Parties or destroy all such data, information and other written material (including all copies thereof) obtained by such Receiving Party, and such Receiving Party will make no further use whatsoever of any of such or the information and knowledge contained therein or derived therefrom.

         SECTION 6.14 MICROPAR. The Selling Shareholders will cause Micropar Ltda. ("Micropar") to perform all of its obligations and pay all of its debts and liabilities in accordance with their terms, subject to the limitations contained in Article IX (including the cap in Section 9.11(b)). Prior to the Closing, the Selling Shareholders will cause the assets and non-Tax liabilities of the Company and the Subsidiaries relating to Micropar to be eliminated from the consolidated balance sheet of the Company and the Subsidiaries at no cost to the Company or the Subsidiaries and shall use best efforts to have the tax liabilities so eliminated.

         SECTION 6.15 SHAREHOLDER AGREEMENTS. As of the Closing, all agreements among any shareholders or among any shareholders and the Company related to the Shares (including the Option) are hereby terminated at no cost to the Company.

         SECTION 6.16 INVESTIGATION OF ENVIRONMENTAL CONDITIONS AT THE JABOATAO FACILITY. The Parties will jointly conduct an investigation of the environmental condition of the groundwater at the Jaboatao facility (other than such environmental conditions that will be included on the Disclosure Letter that were taken into account in determining the consideration hereunder as indicated theron) ("Jaboatao Facility Environmental Conditions"). Each Party may hire and pay for its own environmental consultant for this purpose. Through such investigation, the Parties will estimate whether the "expected probable case" liabilities to the Company and the Subsidiaries related to the Jaboatao Facility Environmental Conditions will exceed US$5,000,000. As soon as practicable, the Parties shall obtain such estimates and notify the other Parties as to whether such Party believes that the estimate exceeds US$5,000,000 and whether such Party elects to terminate this Agreement. Any Party terminating this Agreement pursuant to the foregoing sentence must reasonably believe that such estimate exceeds US$5,000,000. If no Party elects to terminate this Agreement, the date on which the last of such notices is delivered shall be known as the "Jaboatao Acceptance Date". If this Agreement has not been terminated by the Jaboatao Acceptance Date, then, if the other conditions to the Closing (other than Closing date items) are satisfied, then the Company will thereafter notify the appropriate Governmental Entities of any discovered Jaboatao Facility Environmental Conditions, if appropriate.

         SECTION 6.17 CUSTOMER INVESTIGATION. After Jaboatao Acceptance Date, the Company and the Selling Shareholders shall allow Purchaser reasonable access to the Major Customers for the purpose of making a due diligence investigation.

         SECTION 6.18 DISCLOSURE LETTER. As of the date of this Agreement, the Disclosure Letter referenced throughout Article III of this Agreement has not been delivered. Within 14 days following the date of this Agreement, the Company and the Selling Shareholders shall deliver such Disclosure Letter to Purchaser. If Purchaser is not reasonably satisfied with the form and content of such Disclosure Letter, then Purchaser shall give Tabriza and VARTA written notice of such dissatisfaction (the "Disclosure Notice") within 10 days of Purchaser's receipt of the draft Disclosure Letter from the Selling Shareholders and Purchaser may, within 10 days thereafter, terminate this Agreement.

         SECTION 6.19 FOREIGN CURRENCY. After the date of this Agreement, Tabriza and Purchaser will work together using reasonable best efforts to develop an approach to optimize the foreign currency impact on the business of the Company and the Subsidiaries.

         SECTION 6.20 RELEASE OF COMFORT LETTERS. As soon as practicable after the Closing, but in no event later than one hundred twenty (120) days following the Closing, Purchaser will cause the comfort letters issued by VARTA or its Affiliates to financial institutions on behalf of the Company and the Subsidiaries to be released, and VARTA will cooperate with Purchaser to minimize any disruption related thereto.

                                  ARTICLE VII.
                      CONDITIONS PRECEDENT TO THE CLOSING

         SECTION 7.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. Purchaser's obligation to consummate the purchase of the Shares as provided for by this Agreement and the other transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Purchaser):

                  (a) CONSENTS, AUTHORIZATIONS, ETC. Except for the approval of CADE, the Authorizations of or with any Governmental Entity and the Authorizations of any nongovernmental third party which are required for, or in connection with, the execution and delivery of this Agreement by the Selling Shareholders and the consummation by the Selling Shareholders of the transactions contemplated hereby shall have been obtained or made.

                  (b) INJUNCTION, ETC. The consummation of the transactions contemplated hereby will not violate the provisions of any injunction, judgment, decree, order or Law applicable or effective with respect to Purchaser or Guarantor or its officers and directors. No suit or proceeding shall have been instituted by any Person, or, to the knowledge of Purchaser, shall have been threatened by any Governmental Entity, which has not been withdrawn, dismissed or otherwise eliminated, and which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Purchaser to control the business of the Company and the Subsidiaries after the Closing Date, or (ii) to subject Purchaser or Guarantor or its directors or officers to material liability on the ground that it or they have violated any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

                  (c) REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. The representations and warranties of the Selling Shareholders contained in this Agreement shall have been true and correct at the date hereof and, except for changes contemplated in this Agreement, shall also be true and correct at and as of the Closing Date in all material respects, with the same force and effect as if made at and as of the Closing Date, except that representations and warranties that are confined to a specified date shall speak only as of such date, and each Selling Shareholder shall have performed or complied (or cured any noncompliance) with all agreements and covenants required by this Agreement to be performed or complied with by such Selling Shareholder at or prior to the Closing Date.

                  (d) CERTIFICATE. Each of the Selling Shareholders shall have delivered to Purchaser a certificate, dated as of the Closing Date, executed on its behalf by an authorized officer, to the effect that the conditions specified in Section 7.1(c) have been satisfied.

                  (e) NO MATERIAL ADVERSE CHANGE. Since December 31, 2003, there shall not have been any change, development, event or condition that has resulted in, or could be reasonably expected to result in, a material adverse effect on the operations, financial condition, or business of the Company and the Subsidiaries, taken as a whole.

                  (f) ALL SHARES TRANSFERRED, ETC.. It shall be a condition to Purchaser's obligation to purchase any of the Shares that all of the Shares (other than the Remaining Shares) are purchased by Purchaser at the Closing, and Purchaser shall be satisfied in Purchaser's sole discretion that (i) the holder or holders of the of the Remaining Shares shall have no rights to dividends or distributions, and no voting rights or other rights to participate in or influence the conduct of the business of the Company, and (ii) Purchaser will be able to obtain the Remaining Shares in accordance with this Agreement (which may require Tabriza to obtain an agreement between Purchaser and the Baratas).

                  (g) OPERATION OF THE COMPANY. During the period from December 31, 2003 to the Closing Date, the Company and the Subsidiaries shall have acted in accordance with Section 6.1(a) and shall not have taken any action described in Section 6.1(b).

                  (h) DELIVERIES. The Selling Shareholders shall have delivered or caused to be delivered all of the documents described in Section 8.1.

                  (i) MAJOR CUSTOMERS. Purchaser shall be reasonably satisfied from its due diligence investigation of the Major Customers pursuant to Section 6.17 that such Major Customers do not intend to either terminate relationships with the Company and the Subsidiaries or reduce purchases from the Company and the Subsidiaries which, in the aggregate, would be reasonably likely to result in a material impact on the business of the Company and the Subsidiaries.

                  (j) COMPANY CONTRACTS. Purchaser shall not have notified the Selling Shareholders of its dissatisfaction with the Company Contracts being delivered at such later time as referenced in Section 3.17 within 5 days of receipt thereof.

                  (k) 2003 AUDITED FINANCIAL STATEMENTS. The debt and EBITDA of the Company and the Subsidiaries reflected in the 2003 Audited Financial Statements shall be materially the same as the debt and the EBITDA reflected in the Company Financial Statements for the year ended December 31, 2003.

         SECTION 7.2 CONDITIONS TO OBLIGATIONS OF THE SELLING SHAREHOLDERS. The obligation of the Selling Shareholders to consummate the sale of the Shares as provided for by this Agreement and the other transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Selling Shareholders):

                  (a) CONSENTS, AUTHORIZATIONS, ETC. The Authorizations of or with any Governmental Entity and the Authorizations of any nongovernmental third party which are required for, or in connection with, the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby shall have been obtained or made, except where the failure to obtain such Authorization would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

                  (b) INJUNCTION, ETC. The consummation of the transactions contemplated hereby will not violate the provisions of any injunction, judgment, decree, order or Law applicable or effective with respect to the Selling Shareholders or their officers and directors. No suit or proceeding shall have been instituted by any Person, or, to the knowledge of any of the

Selling Shareholders, shall have been threatened by any Governmental Entity which has not been withdrawn, dismissed or otherwise eliminated, and which seeks
(i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or (ii) to subject the Selling Shareholders or their directors or officers to material liability on the ground that they have violated any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

                  (c) REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. The representations and warranties of Purchaser and Guarantor contained in this Agreement shall have been true and correct at the date hereof and, except for changes contemplated in this Agreement, shall also be true and correct at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, except that representations and warranties that are confined to a specified date shall speak only as of such date, and Purchaser and Guarantor shall have performed or complied (or cured any noncompliance) with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (d) CERTIFICATE. Purchaser and Guarantor shall have delivered to the Selling Shareholders a certificate, dated as of the Closing Date, executed on behalf of Purchaser and Guarantor by an authorized officer of Purchaser and Guarantor, respectively, to the effect that the conditions specified in Section 7.2(c) have been satisfied.

                  (e) DELIVERIES. Purchaser shall have delivered or caused to be delivered all of the documents described in Section 8.2 and 8.3.

                                 ARTICLE VIII.
                        ITEMS TO BE DELIVERED AT CLOSING

         SECTION 8.1 TO BE DELIVERED BY THE SELLING SHAREHOLDERS. At the Closing, the Selling Shareholders shall deliver, or cause to be delivered, to Purchaser the following:

                  (a)      The certificate referred to in Section 7.1(d).

                  (b) Letters of resignation and release in forms reasonably satisfactory to Purchaser, effective as of the Closing Date, from each of the officers and directors of the Company and the Subsidiaries listed in
Section 8.1(b) of the Disclosure Letter.

                  (c) Evidence of the transfer of record ownership of the Shares (other than the Remaining Shares) and a new certificate or certificates for such Shares.

                  (d) Evidence of the transfer of record ownership of the four (4) Shares owned by the members of the Conselho de Administracao as set forth on Exhibit A to the person or persons designated by Purchaser.

                  (e)      The Escrow Agreement.

                  (f) Opinions from Linklaters SCDE or Goulart Penteado, Iervolino e Lefosse Advogados, counsel to VARTA, and Barbosa, Mussnich & Aragao, counsel to Tabriza, dated as of the Closing Date, each in a form reasonably satisfactory to Purchaser, as to the authority of the

Selling Shareholders to enter into and perform the Shareholder Delivered Agreements, the validity and enforceability of the Shareholder Delivered Agreements (assuming the application of the laws of the respective countries of organization of the Selling Shareholders) and the transfer of the Shares pursuant to this Agreement, and such other matters as Purchaser may reasonably request.

                  (g) A copy of the resolutions of the board of directors or other applicable governing body of each Selling Shareholder, and if necessary, its stockholders, authorizing the execution, delivery and performance of the Shareholder Delivered Documents, certified by the Secretary of such Selling Shareholder or other officer responsible for the books and records of such Selling Shareholder, as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing or other appropriate evidence of the authorization.

                  (h) A certificate of the Secretary of each Selling Shareholder or other officer responsible for the books and records of such Selling Shareholder certifying as of the Closing as to the incumbency of the officers of each Selling Shareholder and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of such Selling Shareholder or other appropriate evidence of same.

                  (i) Certificates, dated within five (5) days of the Closing, of the applicable Governmental Entity establishing that the Company and each Selling Shareholder is in existence.

                  (j) An audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2003 and the related consolidated statement of operations, shareholders' equity and cash flow for the year then ended, including the notes thereto, together with the unqualified audit report thereon of the Company's independent certified public accountants (the "2003 Audited Financial Statements").

                  (k) Such other documents as Purchaser may reasonably request within a reasonable period of time.

         SECTION 8.2 TO BE DELIVERED BY PURCHASER TO THE SELLING SHAREHOLDERS. At the Closing, Purchaser shall deliver to the Selling Shareholders the following:

                  (a) The VARTA Purchase Price and the Tabriza Initial Consideration less the Escrow Funds.

                  (b)      The certificate referred to in Section 7.2(d).

                  (c) Opinions from Pinheiro Neto-Advogados, counsel to Purchaser, dated as of the Closing Date, each in a form reasonably satisfactory to Selling Shareholders, as to the authority of the Purchaser to enter into and perform the Purchaser Delivered Agreements and its obligations pursuant to this Agreement, the validity and enforceability of the Shareholder Delivered Agreements, and such other matters as the Selling Shareholders may reasonably request.

                  (d)      The Escrow Agreement.

                  (e) A copy of the resolutions of the board of directors of Purchaser, authorizing the execution, delivery and performance of the Purchaser Delivered Documents, certified by the Secretary or Assistant Secretary of Purchaser, as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing.

                  (f) A certificate of the Secretary or Assistant Secretary of Purchaser certifying as of the Closing as to the incumbency of the officers of Purchaser and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of Purchaser.

                  (g) Certificates, dated within five (5) days of the Closing, of the applicable Governmental Entity establishing that Purchaser is in existence and otherwise is in good standing to transact business.

                  (h) Such other documents as the Selling Shareholders may reasonably request within a reasonable period of time.

         SECTION 8.3 TO BE DELIVERED BY GUARANTOR TO THE SELLING SHAREHOLDERS. At the Closing, Guarantor shall deliver to the Selling Shareholders the following:

                  (a)      The certificate referred to in Section 7.2(d).

                  (b) Opinions from James T. Lucke, General Counsel to Guarantor, dated as of the Closing Date, each in a form reasonably satisfactory to Selling Shareholders, as to the authority of the Guarantor to enter into and perform the Guarantor Delivered Agreements and its obligations pursuant to this Agreement, validity and enforceability of the Guarantor Delivered Agreements, and such other matters as the Selling Shareholders may reasonably request.

                  (c) A copy of the resolutions of the board of directors of Guarantor, authorizing the execution, delivery and performance of the Guarantor Delivered Documents, certified by the Secretary or Assistant Secretary of Guarantor, as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing.

                  (d) A certificate of the Secretary or Assistant Secretary of Guarantor certifying as of the Closing as to the incumbency of the officers of Guarantor and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of Guarantor.

                  (e) Certificates, dated within five (5) days of the Closing, of the applicable Governmental Entity establishing that Guarantor is in existence and otherwise is in good standing to transact business.

                  (f) Such other documents as the Selling Shareholders may reasonably request within a reasonable period of time.

         SECTION 8.4 TO BE DELIVERED BY PURCHASER TO THE ESCROW AGENT. At the Closing, Purchaser shall deliver the Escrow Funds to the Escrow Agent.

                                  ARTICLE IX.
                                 INDEMNIFICATION

         SECTION 9.1 INDEMNIFICATION BY THE SELLING SHAREHOLDERS. Subject to the limitations in Section 9.11, the Selling Shareholders (other than Interelectrica) shall defend, indemnify and hold harmless Purchaser and the Company with respect to any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any reasonable legal or other expenses reasonably incurred in connection with investigating, bringing or defending any actions or threatened actions) (collectively, "Losses") suffered by Purchaser or the Company resulting from (a) any breach of any representation, warranty, covenant or agreement made by the Selling Shareholders under any Shareholder Delivered Agreement; (b) the Jaboatao Facility Environmental Conditions; provided, however, that indemnification pursuant to this Section 9.1(b) shall be limited to 80% of such Losses; or (c) any environmental liability related to the prior ownership by the Company or the Subsidiaries of the facility in the Municipality of Guarulhos, State of Sao Paulo; provided, however, that for purposes of calculating the liability of the Selling Shareholders for Losses under this Article IX, all "material" or "all material respects" or similar materiality qualifiers (other than those in Sections 3.7, 3.9, 3.13(b) and 3.17) in Article III or in the certificate delivered at Closing pursuant to Section 6.1(d) shall be disregarded. Liability of the Selling Shareholders for breaches of representations and warranties shall be divided among them in accordance with their relative ownership percentages as set forth on Exhibit A (the relative percentage ownership of Tabriza being the combined relative percentage ownership of Tabriza and the Baratas and the relative percentage ownership of VARTA being the combined relative percentage ownership of VARTA and Interelectrica (collectively, the "Relative Ownership Percentages")); provided, however, that each Selling Shareholder shall be fully liable for Losses resulting from its own breaches of representations and warranties in Sections 3.2(c) or 3.3 and for its own breaches of covenants and agreements and for breaches of representations and warranties qualified by knowledge where the other Selling Shareholders do not have such knowledge; provided, further, however, that VARTA shall be fully responsible for any breaches of Interelectrica under this Agreement. The Purchaser shall cause the Company to use reasonable efforts to mitigate any Loss.

         SECTION 9.2 INDEMNIFICATION BY PURCHASER. Purchaser shall defend, indemnify and hold harmless the Selling Shareholders with respect to any and all Losses suffered by the Selling Shareholders resulting from any breach of any representation, warranty, covenant or agreement made by Purchaser under any Purchaser Delivered Agreement. The Selling Shareholders shall use reasonable efforts to mitigate any Loss.

         SECTION 9.3 CERTIFICATES. Any claim based, in whole or in part, upon any untrue or incorrect statement set forth in the certificate delivered pursuant to Section 7.1(d) or Section 7.2(d) shall be deemed to be a claim for breach of representation, warranty, covenant or agreement under this Agreement.

         SECTION 9.4 CLAIMS FOR INDEMNIFICATION. The representations, warranties, covenants and agreements in this Agreement shall survive the Closing subject to the limitations set forth herein and shall not be affected by any investigation made by the Parties hereto prior to the date hereof or the Closing Date. The Party seeking indemnification (the "Indemnified Party") shall give each Party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any Loss with respect to which the right to indemnification contained in this
Article IX may be claimed; provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure. Any Notice of Claim shall set forth a reasonable description of the alleged basis for the claim and the amount of Loss asserted or anticipated to be asserted by reason of the claim.

         SECTION 9.5  DEFENSE OF CLAIMS BY THIRD PARTIES.

                  (a) GENERALLY. If a claim or demand for indemnification is based upon an asserted liability or obligation to a third party (a "Third Party Claim"), then the Indemnified Party shall undertake in good faith to give prompt notice of any such Third Party Claim to the Indemnifying Party; provided, however, that a failure to provide such notice of a Third Party Claim in a reasonable time to allow the Indemnifying party time to prepare an effective defense shall result in the waiver or loss of any right to indemnification. The Indemnifying Party shall defend such Third Party Claims at its expense with counsel chosen and paid by it and shall give written notice (the "Notice of Defense") to the Indemnified Party within thirty (30) days after the date such notice of a Third Party Claim is deemed received that acknowledges that it is defending the Third Party Claim and that identifies the lawyers retained for the defense.

                  (b) CONTROL OF DEFENSE; EXCEPTIONS, ETC. Notwithstanding anything to the contrary in this Section 9.5: (i) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ lawyers of its choice for such purpose at its own expense; and (ii) the Indemnified Party shall be entitled to assume control of the defense of such Third Party Claim, and the Indemnifying Party shall pay the reasonable fees and expenses of lawyers retained by the Indemnified Party (excluding the fees and expenses of the Indemnified Party's lawyers prior to the date of such assumption of the defense), if: (1) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest that, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Third Party Claim, and such conflict has not been timely waived, (2) the Indemnifying Party either failed to give a Notice of Defense or has failed or is failing to prosecute or defend vigorously such Third Party Claim, or (3) criminal penalties could be imposed on the Indemnified Party in connection with such Third Party Claim. The Party assuming control of the defense shall use reasonable commercial efforts to mitigate the Loss.

                  (c) SETTLEMENT. The Indemnifying Party may not settle any Third Party Claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that if the Indemnifying Party submits to the Indemnified Party a bona fide settlement offer from the third party claimant of any Third Party Claim (which settlement offer shall include as an unconditional term of it the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim and the terms of such offer shall not otherwise have any adverse effect on the Indemnified Party or its assets or business) and the Indemnified Party refuses to consent to such settlement, then thereafter the Indemnifying Party's liability to the Indemnified Party with respect to such Third

Party Claim shall not exceed the settlement amount included in such bona fide settlement offer, and the Indemnified Party shall either assume the defense of such Third Party Claim or pay the Indemnifying Party's attorney's fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Claim.

         SECTION 9.6 THIRD PARTY CLAIM ASSISTANCE. From time to time after the Closing, Purchaser and the Selling Shareholders shall provide or cause their appropriate employees or representatives to provide each other with information in connection with the handling and defense of any Third Party Claim (including counterclaims) in respect to which a Party may be required to indemnify another Party under this Agreement.

         SECTION 9.7 SATISFACTION OF CERTAIN INDEMNIFICATION OBLIGATIONS BY THE SELLING SHAREHOLDERS; ESCROW.

                  (a)      GENERALLY. Subject to the limitations set forth in
Section 9.11(b), the Selling Shareholders' liability for indemnified Losses for breaches of representations and warranties pursuant to this Article IX shall be satisfied as follows: except in the case of fraud or an intentional breach of a representation or warranty or for its own breaches of Sections 3.2(c) and 3.3,
(i) the liability of each of the VARTA Selling Shareholders for breaches of representations and warranties shall be satisfied first out of the VARTA Selling Shareholders' portion of the Escrow Funds as set forth on Exhibit A and (ii) the liability of Tabriza for breaches of representations and warranties shall be satisfied first out of the Tabriza's portion of the Escrow Funds as set forth on Exhibit A and second by offsetting against any payment due by Purchaser to Tabriza under Section 1.3.

                  (b) CREATION OF ESCROW. On the Closing Date and again at such time as specified in Section 1.3, the Escrow Funds shall be wired by Purchaser to such financial institution as may be agreed upon by the Selling Shareholders and Purchaser (the "Escrow Agent"). The Escrow Funds (and any other property into which the Escrow Funds are converted) shall be maintained by the Escrow Agent, as an escrow (the "Escrow") available to satisfy the indemnification rights of Purchaser set forth in this Article IX, pursuant to the terms of an escrow agreement (the "Escrow Agreement") in a form mutually satisfactory to the Parties hereto and the Escrow Agent..

                  (c) DISBURSEMENT FOR CLAIMS. If Purchaser gives a Notice of Claim pursuant to Section 9.4, then the Selling Shareholders, within thirty
(30) days following receipt of such Notice of Claim, shall either (i) give Purchaser and, if appropriate, the Escrow Agent a counternotice with respect to such Notice of Claim (in which case the Selling Shareholders shall be under no obligation to make an indemnification payment until the Determination Date as provided in Section 9.9), or (ii) if appropriate, pay or instruct the Escrow Agent to deliver to Purchaser Escrow Funds equal to the amount of the Notice of Claim from the Escrow or, if less, the maximum amount payable from the Escrow; provided, however, that if a counternotice given by the Selling Shareholders alleges that a Notice of Claim is only partially invalid, the Selling Shareholders, within thirty (30) days of receipt of such Notice of Claim, shall pay or instruct the Escrow Agent to deliver to Purchaser Escrow Funds equal to that portion of the amount specified in the Notice of Claim as to which no objection is made or, if less, the maximum amount payable from the Escrow. All payments made by the Selling Shareholders or the Escrow Agent hereunder shall be by wire transfer to an account designated by Purchaser.

                  (d) TERMINATION OF ESCROW. The Escrow established pursuant to this Article VIII shall terminate three (3) years after the Closing Date; provided, however, that the Escrow shall continue beyond such period to the extent that Purchaser has given the Selling Shareholders a Notice of Claim prior to such time, and the indemnification claims asserted therein remain unsatisfied or unresolved; provided, further, however, if at any time following the date that is eighteen (18) months after the Closing, Purchaser, in Purchaser's sole discretion, is satisfied that there is no longer material liability associated with the indemnification provided by Sections 9.1(b) and 9.1(c), Purchaser shall notify the Escrow Agent to terminate the Escrow. Upon termination of the Escrow, the remaining Escrow Funds and any other property in the Escrow shall be delivered by the Escrow Agent to the appropriate Selling Shareholders.

         SECTION 9.8 SATISFACTION OF INDEMNIFICATION OBLIGATIONS BY PURCHASER. If the Selling Shareholders give a Notice of Claim pursuant to Section 9.4, then Purchaser, within thirty (30) days following receipt of such Notice of Claim, shall either (a) give the Selling Shareholders a counternotice with respect to such Notice of Claim (in which case Purchaser shall be under no obligation to make an indemnification payment until the Determination Date as provided in
Section 9.9) or (b) pay the amount of the Notice of Claim; provided, however, that if a counternotice given by Purchaser alleges that a Notice of Claim is only partially invalid, Purchaser, within thirty (30) days of receipt of such Notice of Claim, shall pay that portion of the amount specified in the Notice of Claim as to which no objection is made. All payments made by Purchaser hereunder shall be by wire transfer to accounts designated by the Selling Shareholders.

         SECTION 9.9 ARBITRATION. After the Closing, any controversy or claim arising out of or relating to this Agreement, including the indemnification provisions of this Article IX, shall be settled by arbitration in accordance with the following provisions:

                  (a) The forum for the arbitration shall be New York, New York, United States (or any place upon which the Selling Shareholders, Purchaser and the arbitrators may agree).

                  (b) There shall be three arbitrators, unless the Parties are able to agree on a single arbitrator.

                  (c) The arbitration shall be administered by the International Chamber of Commerce ("ICC"). The rules of arbitration shall be the Rules of Arbitration of the ICC, as amended from time to time, as modified by any other instructions that the Parties may agree upon at the time.

                  (d) The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement in accordance with the governing law specified in Section 11.10.

                  (e) Each Party shall bear its own fees and expenses with respect to the arbitration and any proceeding relating thereto and the Parties shall share equally the fees and expenses of the ICC and the arbitrators.

                  (f) The award rendered by arbitration shall be final and binding upon the Parties, and judgment upon the award may be entered in any court of competent jurisdiction. The date the award rendered by arbitration becomes final and binding or the date a claim otherwise becomes payable pursuant to this Article IX is the "Determination Date."

                  (g) Notwithstanding the foregoing, any Party may seek an injunction or other equitable relief from a court of competent jurisdiction without complying with this Section 9.9.

         SECTION 9.10 INDEMNIFICATION AS EXCLUSIVE REMEDY. Except in the case of fraud or an intentional breach of a representation, warranty, covenant or agreement in this Agreement, if the Closing occurs, indemnification pursuant to the provisions of this Article IX (specifically excluding any punitive damages) shall be the sole and exclusive remedy of the Parties for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

         SECTION 9.11 CERTAIN LIMITATIONS. Except in the case of fraud or an intentional breach of a representation, warranty, covenant or agreement in this Agreement, the foregoing indemnification obligations are subject to the following:

                  (a) DEDUCTIBLE. The Selling Shareholders shall not have any liability for indemnification for breaches of representations and warranties under any Shareholder Delivered Agreements for any individual claim (or a series of claims arising from substantially the same facts or circumstances) unless and until, and only to the extent that, the total Losses for which the Selling Shareholders would otherwise be liable (disregarding this Section 9.11(a)) with respect to such claim (or series of claims) exceeds US$10,000; provided, however, that the foregoing shall not apply to any Losses with respect to a breach of a representation or warranty in Sections 3.1, 3.2 or 3.3. The Selling Shareholders shall not have any liability for indemnification for breaches of representations and warranties under any Shareholder Delivered Agreements for claims in the aggregate unless and until, and only to the extent that, the total Losses for which the Selling Shareholders would otherwise be liable (disregarding this Section 9.11(a)) exceeds US$300,000 in the aggregate; provided, however, that the foregoing shall not apply to any Losses with respect to a breach of a representation or warranty in Sections 3.1, 3.2 or 3.3.

                  (b) CAP. The liability of each Selling Shareholder for indemnification for breaches of representations and warranties pursuant Section 9.1(a) shall not exceed the product of US$3,000,000 and its Relative Ownership Percentage; provided, however, that the foregoing shall not apply to any Losses with respect to a breach of a representation or warranty in Sections 3.1, 3.2 or
3.3. The sum of the liability of the Selling Shareholders for indemnification for breaches of representations and warranties pursuant Section 9.1(a) and the liability of the Selling Shareholders for indemnification pursuant to Section 9.1(b) and Section 9.1(c), collectively, shall not exceed the product of US$10,000,000 and its Relative Ownership Percentage; provided, however, that the foregoing shall not apply to any Losses with respect to a breach of a representation or warranty in Sections 3.1, 3.2 or 3.3. The liability of Purchaser for indemnification for breaches of representations and warranties pursuant to this Article IX shall not exceed US$3,000,000; provided, however, that the foregoing shall not apply to any Losses with respect to a breach of a representation or warranty in Sections 4.1, 4.2 and 4.3.

                  (c) TIME LIMIT. No indemnification by the Purchaser or the Selling Shareholders for breaches of representations and warranties shall be required under this Article IX unless the Selling Shareholders or Purchaser gives a Notice of Claim within eighteen (18) months of Closing. No indemnification by the Selling Shareholders pursuant to Section 9.1(b) or
Section 9.1(c) shall be required under this Article IX unless the Purchaser gives a Notice of Claim within three (3) years of the Closing.

                  (d) EXCLUDED LIABILITIES. The Selling Shareholders shall not be liable for (i) any Losses pursuant to Section 9.1 to the extent such Losses are paid from available insurance proceeds or (ii) Losses arising from a breach of a representation and warranty to the extent such matter is disclosed as an exception to such representation and warranty in the Disclosure Letter.

         SECTION 9.12 INDEMNIFIED PERSONS. The indemnification obligations in this Article IX are for the benefit of the stated indemnified Persons in Sections 9.1 and 9.2 and their permitted successors and permitted assigns and their officers, directors, employees, agents and Affiliates, and thus, among other things, includes any Loss incurred by a successor owner of the Company.

                                   ARTICLE X.
                           TERMINATION AND ABANDONMENT

         SECTION 10.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

                  (a) By mutual written consent of the Selling Shareholders and Purchaser;

                  (b)      By Purchaser:

                           (i) if any event shall have occurred as a result of which any condition set forth in Section 7.1 is no longer capable of being satisfied;

                           (ii) if there has been a material breach by the Selling Shareholders of any representation or warranty contained in this Agreement or of any of the covenants or agreements set forth in this Agreement, in each case which breach is not curable, or, if curable, is not cured within ten (10) business days after written notice of such breach is given by Purchaser to the Selling Shareholders;

                           (iii)    pursuant to Section 6.16; or

                           (iv)     pursuant to Section 6.18

                  (c)      By the Selling Shareholders:

                           (i) if any event shall have occurred as a result of which any condition set forth in Section 7.2 is no longer capable of being satisfied;

                           (ii) if there has been a material breach by Purchaser of any representation or warranty contained in this Agreement or of any of the covenants or agreements set forth in this Agreement, in each case which breach is not curable or, if curable, is not cured within ten (10) business days after written notice of such breach is given by the Selling Shareholders to Purchaser; or

                           (iii)    pursuant to Section 6.16; or

         (d) By Purchaser or the Selling Shareholders if the Closing shall not have occurred on or before June 3, 2004, provided that a Party whose breach of this Agreement has resulted in the Closing not having occurred on or before said date shall not have the right to terminate this Agreement pursuant to this
Section 10.1(d).

         SECTION 10.2 SPECIFIC PERFORMANCE; REMEDIES CUMULATIVE. The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event that any Party violates or fails and refuses to perform any covenant made by it herein, the other Party or Parties will be without adequate remedy at law. Each Party agrees, therefore, that, in the event that it violates, fails or refuses to perform any covenant made by it herein, the other Party or Parties may, in addition to any remedies at Law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or seek any other equitable relief. No exercise of a remedy available to a Party shall be deemed an election excluding any other remedy available to such Party (any such claim by any other Party being hereby waived).

         SECTION 10.3 RIGHTS AND OBLIGATIONS UPON TERMINATION. If this Agreement is not consummated for any reason, each Party will redeliver all documents, work papers, and other materials of any Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same, except to the extent previously delivered to third parties in connection with the transactions contemplated hereby, and all information received by any Party hereto with respect to the business of any other Party shall not at any time be used for the advantage of, or disclosed to third parties by, such Party to the detriment of the Party furnishing such information; provided, however, that this Section 10.3 shall not apply to any documents, work papers, material or information which is a matter of public knowledge or which heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any Governmental Entity.

         SECTION 10.4 EFFECT OF TERMINATION. Except for the provisions of Sections 6.3, 6.5, 6.13, 10.3 and 10.4 and Article XI, which shall survive any termination of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to Article X, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any Party hereto or its respective officers, directors or stockholders; provided, however, that nothing in this Section 10.4 shall relieve any Party from liability for the intentional breach of its representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination.

                                  ARTICLE XI.
                               GENERAL PROVISIONS

         SECTION 11.1 Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b)
facsimile transmission; (c) registered or certified mail (airmail if to an address in a country other than the country in which the sender is located), postage prepaid, return receipt requested; or (d) delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate Party at its address or facsimile number given below (or at such other address or facsimile number for such Party as shall be specified by notice given hereunder):

                           If to Purchaser or Rayovac, to:

                                   Rayovac Corporation
                                   601 Rayovac Drive
                                   Madison, WI  53711
                                   Fax: (608) 278-6666
                                   Attn:  Kent J. Hussey, President

                                    with a copy to:

                                    Sutherland Asbill & Brennan LLP
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309-3996
                                    Fax: (404) 853-8806
                                    Attn: Mark D. Kaufman


                           If to Tabriza:
                                   Tabriza Brasil Empreendimentos Ltda.
                                   Av. Eng. Luis Carlos Berrini, 1700, 4(0).
                                      andar
                                   Sao Paulo, SP 04571-000
                                   Fax: (55 11) 5506 9243
                                   Attn: Joaquim Felipe de Andrade Cavalcanti
                                     and Helektra Karnakis

                                    with a copy to:

                                    Barbosa, Mussnich & Aragao
                                    Av. Juscelino, Kubitschek, 50 - 4o. andar
                                    Sao Paulo, SP 04543-000
                                    Fax: (55 11) 3365 4598
                                    Attn: Paulo Cezar Aragao

                           If to Varta and/or Interelectrica:
                                   Varta Aktiengesellschaft
                                   Am Leineufer 51
                                   D-30419 Hannover
                                   Germany
                                   Fax: 00-49-5117903609
                                   Attn: Dr. Uwe F.H. Ganzer

                                    with a copy to:

                                    Linklaters SCDE
                                    Rua General Furtado do Nascimento, 66
                                    Sao Paulo, SP 05465-070
                                    Fax: (55 11) 3024 6400

                           Attn: Dr. Christian Roschmann

All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         SECTION  11.2 TABLE OF CONTENTS; HEADINGS; RULES OF CONSTRUCTION.

                  (a) The Table of Contents and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

                  (b) "Include," and "including," and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation."

                  (c) "Business day" means any day other than Saturday, Sunday, any day which is a legal holiday under the Laws of the State of New York, the City or the State of Sao Paulo and the City of Frankfurt, Germany, or any day on which banking institutions in the State of New York, the City or the State of Sao Paulo and the City of Frankfurt, Germany, or are authorized or required by Law to close.

                  (d) The words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof.

                  (e) Words importing the singular will also include the plural, and vice versa.

                  (f) The words "knowledge of such Selling Shareholder" with respect to the VARTA Selling Shareholders shall mean the knowledge of Dr. Uwe F.H. Ganzer, Stephan Garbe or Dr. Georg Prilhofer and with respect to Tabriza shall mean the knowledge of Helektra

Karnakis or Felipe Cavalcanti, the words "knowledge of the Company" or "knowledge of the Company and the Subsidiaries" shall mean the knowledge of any of the officers (diretores) of the Company or the Subsidiaries.

         SECTION 11.3 AMENDMENT. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and executed by each of the Parties hereto.

         SECTION 11.4 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party hereto. Upon any such determination that any provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         SECTION 11.5 Waiver. The failure of any Party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any Party of any condition, or the breach of any provision contained in the Shareholder or Purchaser Delivered Agreements, or whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other provision herein or therein.

         SECTION 11.6 NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall be binding on the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person. Except for (a) any assignment to a wholly-owned subsidiary of Purchaser or Rayovac, in which event Purchaser shall remain liable for the performance of this Agreement, and (b) any transfer or assignment after the Closing by Purchaser or Rayovac in connection with the sale or transfer of all or substantially all the business or assets of Rayovac, whether by sale of stock, sale of assets, merger or otherwise, no transfer or assignment of this Agreement or of any rights or obligations under this Agreement may be made by any Party without the prior written consent of the other Parties (which consent shall not be withheld unreasonably) and any attempted transfer or assignment without that required consent shall be void.

         SECTION 11.7 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a public or legal holiday, the Party having such right or duty shall have until 6:00 p.m. New York time on the next succeeding regular business day to exercise such right or to discharge such duty.

         SECTION 11.8 CURRENCY. All currency references in this Agreement to "US$" are references to United States dollars. Although stated in terms of United States dollars, the payments to be made to Tabriza, pursuant to Sections 1.2, 1.3, 1.4 and 2.3 shall be made in

Brazilian reais, converted based on the average buy exchange rate for the day immediately preceding the date of payment, as disclosed by the Central Bank of Brazil through the SISBACEN System, Transaction PTAX-800, Option 5 - L - Taxas para Contabilidade.

         SECTION 11.9 COUNTERPARTS. This Agreement may be executed by each Party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the Parties. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another Party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

         SECTION 11.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         SECTION 11.11 NO STRICT CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         SECTION 11.12 ENTIRE AGREEMENT. This Agreement (with its Exhibits, the Disclosure Letter, the Purchaser Disclosure Letter and the Escrow Agreement), contains, and is intended as, a complete statement of all the terms of the arrangements among the Parties with respect to the matters provided for, and supersedes any previous agreements and understandings among the Parties with respect to those matters.

                            [signatures on next page]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    RAYOVAC:

                                    RAYOVAC CORPORATION


                                    By: /s/Kent J. Hussey
                                    Name:
                                         --------------------------------------
                                    Title:
                                         --------------------------------------


                                    PURCHASER:

                                    ROV HOLDINGS, INC.

                                    By: /s/Kent J. Hussey
                                    Name:
                                         --------------------------------------
                                    Title:
                                         --------------------------------------

                                    SELLING SHAREHOLDERS:

                                    VARTA AG


                                    By: /s/Uwe F.H. Ganzer
                                        ---------------------------------------
                                    Name: Dr. Uwe F.H. Ganzer
                                        ---------------------------------------
                                    Title: CEO
                                        ---------------------------------------


                                    INTERELECTRICA ADMINISTRACAO E PARTICIPACOES
                                    LTDA.

                                    By: /s/Plinio R. S. Pereira
                                       -----------------------------------------
                                    Name: Plinio R. S. Pereira
                                       -----------------------------------------
                                    Title: Gerente Delegado (Manager)
                                       -----------------------------------------


                                    TABRIZA BRASIL EMPREENDIMENTOS LTDA.

                                    By: /s/Felipe Cavalcanti
                                    Name:
                                       -----------------------------------------
                                    Title:
                                       -----------------------------------------

                                    EXHIBIT A

                             SHARES AND CLOSING DATE
                                  CONSIDERATION


Shareholder               Common Shares    Preferred Shares   Total Shares       Relative
                                                                                 Ownership
                                                                                Percentage
Interelectrica               59,984,000       89,999,998        149,983,998        7.142%
Administracao e
Participacocs Ltda.
                            306,270,096      813,551,994      1,119,822,090       53.327%
VARTA AG

Tabriza Brasil              366,254,096       16,030,877        382,284,973       18.205%
Empreendimentos Ltda.

Samuel Barata and                     0      447,825,488        447,825,488       21.326%
Estrella Barata

Georg Prilhofer                       0                1                  1

Uwe F.G. Ganzer                       0                1                  1

Joachim Felipe de                     0                1                  1
Andrade Cavalcanti

Helektra Karnakis                     0                1                  1

                            732,508,192    1,367,408,361      2,099,916,553

                                    EXHIBIT B

                              DEFINITION OF EBITDA

         The Company's "EBITDA" means, for any period, earnings of the Company and the Subsidiaries before: interest expense with respect to indebtedness for borrowed money (including capitalized leases and purchase money financing), interest income, and taxes with respect to income, depreciation and amortization, all of which shall be calculated in accordance with Brazilian GAAP expressed in Brazilian reais, subject to the following:

                  (i) extraordinary items, as determined under Brazilian GAAP, including any non-recurring or one-time restructuring charges or non-recurring tax credits, shall be excluded from the calculation of EBITDA;

                  (ii) any aggregate net gain or loss arising from the sale, exchange or other disposition of capital assets or write-offs for accounting purposes of fixed assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, all real estate and all securities), shall be excluded from the calculation of EBITDA;

                  (iii) recurring IPI tax credits shall be included in the calculation of EBITDA;

                  (iv) all intercompany charges rendered by Rayovac or its Affiliates whereby Rayovac does not incur (or will not incur) out-of-pocket cost shall be excluded from the calculation of EBITDA; and

                  (v) operational bank charges, tariffs, discounts, write-offs, severance, legal fees, bad debts, operating gains or losses due to currency exchange and fluctuation of foreign-exchange rates, and other recurring items shall be included in the calculation of EBITDA.



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                                    EXHIBIT C

                                 EARN OUT RIGHTS

                  (i) In the event that Purchaser fundamentally changes the business of the Company and the Subsidiaries or transfers or assigns all or substantially all the business or assets of the Company and the Subsidiaries to an entity other than an Affiliate of Purchaser (whether by sale of stock, sale of assets, merger or otherwise) (an "Acquiror") or adopt any changes in transfer price policy with Affiliates other than in the normal course of business, in a manner that materially and adversely affects Tabriza with respect to the earning or computation of the Earn Out, for purposes of Section 1.3, Purchaser will (A) in the case of a fundamental change to the Company's and the Subsidiaries' business, continue to compute the Company's EBITDA during the remainder of the Earn Out Period in such a manner as to enable Tabriza to be eligible to earn the Earn Out as though no such change in the business of the Company and the Subsidiaries had occurred, and (B) in the case of such a transfer or assignment, cause the Acquiror to assume liability for payment of the Earn Out pursuant to this Agreement (with Purchaser remaining liable if and to the extent that the Acquiror does not make such payment).

                  (ii) If Purchaser implements or causes the Company or the Subsidiaries to implement any operating changes that benefit Purchaser and disadvantage the Company and the Subsidiaries, then an appropriate adjustment to the Company's and the Subsidiaries' EBITDA shall be made.


                  (iii) If Purchaser causes the Company and the Subsidiaries to cancel any contracts with any of Purchaser's direct competitors and does not replace such contracts with a like amount of export volume to other Affiliates of Purchaser at similar prices and terms, then an appropriate adjustment to the Company's and the Subsidiaries' EBITDA shall be made.

                  (iv) Purchaser agrees to use reasonable best efforts to optimize the foreign currency impact on the business of the Company and the Subsidiaries.


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                                    EXHIBIT D

                          CONSUMER BATTERIES DEFINITION


"Consumer Batteries" means:

         products and services for electric accumulators, batteries, cells and related products (including torches, bulbs and chargers), but limited to

         (i) those products with a cell height over 25 mm,

         (ii) those products with a cell height over 11 mm, but not more than 25 mm, provided that the height/diameter ratio is greater than 1.

         "Consumer Batteries" do not include:

         irrespective of the cells' size, lithium round cells of bobbin construction (primary and rechargeable), zinc-air batteries (up to 1
         Ah), rechargeable lithium ion polymer cells, primary lithium polymer cells, oxygen cells, micro fuel cells, hearing aid battery applications and gas hydrogen cells, provided, however, that "Consumer Batteries" do include products and services for electric accumulators, batteries, cells and related products (including torches, bulbs and chargers), if and when any such technology is used in a standard IEC size for

         (i)  those products with a cell height over 25 mm, or

         (ii) those products with a cell height over 11 mm, but not more than 25 mm, provided that the height/diameter ratio is greater than 1.

         "Consumer Batteries" do include:

         multiple cell primary alkaline batteries with a size over 25 mm and for battery packs consisting of cells with a height over 25 mm.